UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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TOLL BROTHERS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TOLL BROTHERS, INC.
250 Gibraltar Road
Horsham, Pennsylvania 19044
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Tuesday, March 8, 2016
The 2016 Annual Meeting of Stockholders (the “Meeting”) of Toll Brothers, Inc. (the “Company”) will be held on Tuesday, March 8, 2016 at 12:00 noon EST, at the offices of the Company, 250 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

1.
To elect the eleven directors nominated by the Board of Directors of the Company (the “Board” or "Board of Directors") and named in the proxy statement to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2.	To ratify, in a non-binding vote, the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

3.	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

4.	To approve the Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors (2016).

5.
To approve an amendment to the Company’s Second Restated Certificate of Incorporation, as amended, to provide that the Company’s stockholders may remove any director from office, with or without cause.

6.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
The Board has fixed the close of business on January 20, 2016 as the record date for the Meeting (the "Record Date"). Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.
The enclosed proxy card is solicited by the Board. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. This proxy statement, our annual report, and the enclosed proxy card are first being sent to stockholders on or about February 9, 2016. The Board urges you to sign, date, and return the enclosed proxy card promptly, although you are cordially invited to attend the Meeting in person. The return of the enclosed proxy card will not affect your right to vote in person if you do attend the Meeting.
Please note the admission policy and procedures regarding attendance at the Meeting, which are set forth below.
By Order of the Board of Directors,
MICHAEL I. SNYDER
Secretary
February 2, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 8, 2016
The proxy statement and 2015 Annual Report of Toll Brothers, Inc. are available at:
https://materials.proxyvote.com/889478
ANNUAL MEETING INFORMATION
The Meeting will be held at the Company’s offices at 250 Gibraltar Road, Horsham, Pennsylvania 19044 and will begin promptly at 12:00 noon EST. Directions to the Meeting are available under “Directions” at www.tollcareercenter.com. You must present a valid photo identification to be admitted to the Meeting. Cameras (including cellular phones or personal digital assistants, or “PDAs”, with photographic capabilities), recording devices and other electronic devices, and the use of cellular phones or PDAs, will not be permitted at the Meeting. Representatives will be at the entrance to the Meeting, and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures have been followed and whether you will be granted admission to the Meeting.
Attendance at the Meeting is limited to stockholders, who may own shares directly in their names (“record holders”), or in “street name” by banks, brokerages, or other intermediaries (“beneficial holders”). In addition to photo identification, you must present evidence of ownership as of the Record Date, such as a letter from the bank, broker, or other intermediary confirming ownership, or the relevant portion of a bank or brokerage firm account statement. If you are the authorized representative of an entity that is a beneficial holder, you must present a letter from the entity certifying the beneficial ownership of the entity and your status as an authorized representative.

FOR RECORD HOLDERS:	FOR BENEFICIAL HOLDERS:
If you plan to vote by proxy but attend the Meeting in person:

1. Indicate your votes on your proxy card;

2. Mark the box on your proxy card indicating your intention to attend;

3. Return the proxy card to the address indicated therein; and

4. Follow all admissions policies set forth above.

If you plan to vote by proxy but attend the Meeting in person:

1. Indicate your votes on the voting instruction card;

2. Mark the box on the voting instruction card indicating your intention to attend;

3. Return the card to the address indicated therein; and

4. Follow all admissions policies set forth above.

If you plan to attend and vote at the Meeting:

1. Bring your proxy card with you to the Meeting;

2. Send written notice* of your intention to attend
       the Meeting to the Company's headquarters by February 26, 2016 to the attention of
       Michael I. Snyder, Secretary; and

3. Follow all admissions policies set forth above.

If you plan to attend and vote at the Meeting:

1. Contact your bank or broker to obtain a written
       legal proxy form in order to vote your shares at the Meeting; failure to obtain a legal proxy form from your bank or broker will prevent you from voting
       your shares at the Meeting;

2. Send written notice* of your intention to attend
       the Meeting to the Company's headquarters by
       February 26, 2016 to the attention of
       Michael I. Snyder, Secretary; and

3.    Follow all admissions policies set forth above.

*
Written notice should include: (1) your name, complete mailing address and phone number, (2) if you are a beneficial holder, evidence of your ownership, and (3) if you are a beneficial holder who is not a natural person and will be naming a representative to attend on your behalf, the name, complete mailing address and phone number of that individual. If you do not provide the requested information by February 26, 2016, please be prepared to show it at the entrance to the Meeting in order to gain admission. Failure to provide such information either in advance or at the Meeting may result in non-admission to the Meeting.

TOLL BROTHERS, INC.
PROXY STATEMENT
Annual Meeting of Stockholders
Tuesday, March 8, 2016
PROXY SUMMARY
Highlights of certain information in this proxy statement are provided below. Please review the complete proxy statement and 2015 annual report for Toll Brothers, Inc. (the “Company,” “we,” “us” or “our”) before you vote.
Fiscal 2015 Performance Highlights
In determining fiscal 2015 compensation for our named executive officers ("NEOs"), the Executive Compensation Committee of our Board of Directors (the "Compensation Committee") considered the contributions of each of our executive officers to the Company’s strategy to improve earnings and grow and diversify its businesses, including growth in targeted markets, growth of our apartment business, and geographic broadening of our active-adult product. The Compensation Committee also considered Company performance in fiscal 2015 and paid particular attention to the notable areas of our performance and our management’s achievements in fiscal 2015 in the following areas:

•
Revenues: Our revenues in fiscal 2015 of $4.17 billion and home building deliveries of 5,525 units rose 7% in dollars and 2% in units compared to fiscal 2014 and were the highest for any fiscal year since fiscal 2007.

•
Income: Our pre-tax income improved to $535.6 million in fiscal 2015, compared to pre-tax income of $504.6 million in fiscal 2014. We reported net income of $363.2 million in fiscal 2015, or $1.97 per share diluted, compared to net income of $340.0 million in fiscal 2014, or $1.84 per share diluted.

•	Gross Margin: Our gross margin for fiscal 2015 was 21.6%, compared to 21.2% for fiscal 2014.

•
Contracts: Our net contracts signed in fiscal 2015 of $4.96 billion rose 27% in dollars and 12% in units compared to fiscal 2014. The average price of net signed contracts in the fourth quarter of fiscal 2015, at $872,000, was the highest average price for any quarter in our history.

•	Backlog: Our fiscal year-end 2015 backlog was $3.50 billion, up 29% compared to fiscal 2014. The $862,000 average price of homes in backlog at fiscal year-end 2015 was the highest in our history.

•	Selling, General and Administrative Expenses (“SG&A”): Our SG&A as a percentage of revenue improved to 10.9% for fiscal 2015 compared to 11.1% for fiscal 2014.

•	Operating Margin: Our operating margin improved to 10.7% for fiscal 2015 from 10.2% for fiscal 2014.

•
Joint Venture and Other Income: In fiscal 2015, we produced $88.7 million in pre-tax income from our joint ventures, ancillary operations, and other sources, compared to $107.3 million in fiscal 2014. The difference was due primarily to the fiscal 2014 benefit from the sale of substantially all of the assets of an unconsolidated entity.

The Compensation Committee recognized management’s efforts in achieving the performance outcomes set forth above. Our “Compensation Discussion and Analysis” is on pages 32 to 51, the “Compensation Committee Report” is on page 51, and our Summary Compensation Table and the other compensation tables and narrative discussion are on pages 52 to 61.

Meeting Agenda Items
Proposal One—Election of Directors. We are asking stockholders to elect eleven director nominees to hold office until the 2017 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified. The Board has nominated the ten current directors and a new director nominee for election at the Annual Meeting. All of our current directors attended over 75% or more of the meetings of the Board and Board Committees on which they served.
Set forth below is summary information concerning our director nominees. For more information regarding the experience and qualifications of our directors, see “Proposal One—Election of Directors” on page 7.

Name	Age	Director Since	Principal Occupation	Independent

Robert I. Toll	75	1986	Executive Chairman of the Board of Directors, Toll Brothers, Inc.
Bruce E. Toll	72	1986	Vice Chairman of the Board of Directors, Toll Brothers, Inc., Principal, BET Investments
Douglas C. Yearley, Jr.	55	2010	Chief Executive Officer, Toll Brothers, Inc.
Robert S. Blank	75	1986	Co-Chairman & Co-CEO, Whitney Communications Company Senior Partner, Whitcom Partners	✓
Edward G. Boehne	75	2000	Retired President, Federal Reserve Bank of Philadelphia	✓
Richard J. Braemer	74	1986	Senior Counsel, Ballard Spahr LLP	✓
Christine N. Garvey	70	2009	Retired Global Head of Corporate Real Estate Services, Deutsche Bank AG	✓
Carl B. Marbach	74	1991	President, Greater Marbach Airlines, Inc.	✓
John A. McLean	46	n/a	Chief Executive Officer and Distribution Principal, Hartford Funds Distributors	✓
Stephen A. Novick	75	2003	Senior Advisor, The Andrea and Charles Bronfman Philanthropies	✓
Paul E. Shapiro	74	1993	Chairman, Q Capital Holdings LLC	✓
The Board of Directors recommends that you vote “FOR” all Nominees
Proposal Two—Ratification of the Re-Appointment of Independent Registered Public Accounting Firm. We are asking stockholders to ratify, in a non-binding vote, the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (“independent auditors”) for the fiscal year ending October 31, 2016. As part of its oversight of the Company’s relationship with our independent auditors, the Audit and Risk Committee reviews annually our independent auditors’ qualifications, performance, and independence. Based on the results of this review, the Audit and Risk Committee re-appointed Ernst & Young LLP to serve as the Company’s independent auditors for fiscal 2016.
For more information regarding our engagement of Ernst & Young LLP including the fees earned for services rendered by Ernst & Young LLP in fiscal 2015, see “Proposal Two—Ratification of the Re-Appointment of Independent Registered Public Accounting Firm” on page 12.
The Board of Directors recommends that you vote “FOR” Proposal Two

Proposal Three—Advisory and Non-Binding Vote on Executive Compensation (Say on Pay). As described on page 13 under “Proposal Three—Advisory and Non-Binding Vote on Executive Compensation (Say on Pay)," we are asking stockholders to approve, on an advisory basis, the compensation of our NEOs. We hold this advisory vote on an annual basis.
The Board of Directors recommends that you vote “FOR” Proposal Three
Proposal Four—Approval of the Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors (2016). We are asking stockholders to approve the Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors (2016) (the "Director Plan") to make shares of stock in the Company available for grants to non-executive members of our Board of Directors, consisting of the independent directors and Mr. Bruce E. Toll ("Non-Executive Directors"), of options and incentive stock awards, subject to the terms and conditions set forth in the Director Plan. The Director Plan is intended, by means of grants of options and incentive stock awards, to form a part of the Company’s overall compensation program for Non-Executive Directors of the Company, and it is intended to align their interests with those of our stockholders and to incentivize the Non-Executive Directors to devote themselves to the future success of the Company.
For more information regarding the Director Plan, see “Proposal Four—Approval of the Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors (2016)” on pages 14 to 18.
The Board of Directors recommends that you vote “FOR” Proposal Four
Proposal Five—Approval of Amendment to the Toll Brothers, Inc. Second Restated Certificate of Incorporation, as Amended. As described on page 20 under “Proposal Five—Approval of Amendment to the Toll Brothers, Inc. Second Restated Certificate of Incorporation, as Amended,” we are asking stockholders to approve an amendment to our Second Restated Certificate of Incorporation, as amended, to provide that the Company’s stockholders may remove any director from office, with or without cause.
The Board of Directors recommends that you vote “FOR” Proposal Five
GENERAL INFORMATION
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Toll Brothers, Inc., a Delaware corporation, for use at the Meeting, which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. The Board does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so; however, if any other matters properly come before the Meeting, Mr. Robert I. Toll and Mr. Douglas C. Yearley, Jr., or either of them, will vote or otherwise act thereon in accordance with his or their judgment on such matters, acting as proxies for stockholders who have returned an executed proxy to us.
If the enclosed proxy card is properly executed and returned to and received by us prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If the enclosed proxy card is properly executed, returned, and received by us prior to voting at the Meeting without specific instructions, Mr. Robert I. Toll and Mr. Douglas C. Yearley, Jr., or either of them, acting as your proxies, will vote your shares “FOR” all nominees under Proposal One and “FOR” each of the other proposals. Any proxy card may be revoked at any time before its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy card bearing a later date, or by attending the Meeting and voting in person.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP
The Record Date fixed by our Board for the determination of stockholders entitled to notice of and to vote at the Meeting is January 20, 2016. At the close of business on the Record Date, there were 170,523,454 shares of our common stock outstanding and eligible to vote at the Meeting. We have no other class of voting securities outstanding. At the Meeting, stockholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date.
The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of common stock will constitute a quorum for the proposals expected to be voted on at the Meeting. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes” are shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion.
Under the New York Stock Exchange (“NYSE”) rules, your brokerage firm or other nominee may not vote your shares with respect to Proposals One, Three, Four, and Five without specific instructions from you as to how to vote, because each of these proposals is not considered a “routine” matter under the NYSE rules. Proposal Two is considered a “routine” matter and therefore brokerage firms and nominees that are members of the NYSE are permitted to vote their customers’ shares if the customers have not furnished voting instructions prior to the Meeting. To elect directors and adopt the other proposals, the following votes are required under our governing documents and Delaware law:

Effect of Broker Non-Votes and Abstentions/Withhold Votes
Proposal		Vote Required	Broker Discretionary Voting Allowed	Broker Non- Votes	Abstentions/ Withhold Votes

1.	Election of Directors	Plurality of votes cast	No	No effect	No effect
2.	Ratification of Independent Auditors	Majority of votes cast	Yes	Not applicable	No effect
3.	Advisory Say on Pay Vote	Majority of votes cast	No	No effect	No effect
4.	Approval of the Director Plan	Majority of votes cast	No	No effect	Against
5.	Approval of Charter Amendment	66 2/3% of shares outstanding	No	Against	Against

Security Ownership of Principal Stockholders and Management
The following table sets forth beneficial ownership, as of the Record Date, of our common stock by: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors (which includes nominees for director) and NEOs; and (3) all of our directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock

BlackRock, Inc. (2)	18,711,374	10.97%
40 East 52nd Street New York, New York 10022
JPMorgan Chase & Co. (3)	13,671,728	8.02%
270 Park Ave. New York, NY 10017
The Vanguard Group (4)	10,048,290	5.89%
100 Vanguard Blvd. Malvern, PA 19355
Goldman Sachs Asset Management (5)	8,958,394	5.25%
200 West Street New York, NY 10282
Robert I. Toll (6)	12,567,205	7.30%
250 Gibraltar Road Horsham, Pennsylvania 19044
Bruce E. Toll (7)	3,391,534	1.99%
Robert S. Blank	111,217	*
Edward G. Boehne	153,283	*
Richard J. Braemer	214,243	*
Christine N. Garvey	27,155	*
Carl B. Marbach (8)	219,571	*
Stephen A. Novick	117,033	*
Paul E. Shapiro	238,999	*
Douglas C. Yearley, Jr.	846,808	*
Richard T. Hartman	248,774	*
Martin P. Connor	156,714	*
All directors and executive officers as a group (12 persons) (1)	18,292,536	10.51%

*    Less than 1%

(1)
Shares issuable pursuant to restricted stock units (“RSUs”) vesting and options exercisable within 60 days after the Record Date are deemed to be beneficially owned. Accordingly, the information presented above includes the following numbers of shares of common stock underlying RSUs and options held by the following individuals, and all directors and executive officers as a group: Mr. Robert I. Toll, 1,656,660 shares; Mr. Bruce E. Toll, 98,642 shares; Mr. Blank, 105,658 shares; Mr. Boehne, 112,168 shares; Mr. Braemer, 98,642 shares; Ms. Garvey, 25,150 shares; Mr. Marbach, 112,176 shares; Mr. Novick, 111,668 shares; Mr. Shapiro, 108,418 shares; Mr. Yearley, 707,232 shares; Mr. Hartman, 216,441 shares; Mr. Connor, 139,151 shares; and all directors and executive officers as a group, 3,492,006 shares.

(2)
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on January 8, 2016, which states that BlackRock has sole voting power with respect to 17,688,883 shares and sole dispositive power with respect to 18,711,374 shares. According to the Schedule 13G/A filed by BlackRock, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and no one person’s interest in our common stock was more than 5% of the total outstanding common stock, as of the date the Schedule 13G/A was filed.

(3)
JPMorgan Chase & Co. ("JPM Chase") filed a Schedule 13G on February 1, 2016, which states that JPM Chase has sole voting power with respect to 11,956,121 shares, shared voting power with respect to 61,514 shares, sole dispositive power with respect to 13,563,666 shares, and shared dispositive power with respect to 107,637 shares. According to the Schedule 13G filed by JPM Chase, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and no one person’s interest in our common stock was more than 5% of the total outstanding common stock, as of the date the Schedule 13G was filed.

(4)
The Vanguard Group ("Vanguard") filed a Schedule 13G on February 10, 2015, which states that Vanguard has sole dispositive power with respect to 9,900,863 shares, sole voting power with respect to 161,784 shares, and shared dispositive power with respect to 147,427 shares. According to the Schedule 13G filed by Vanguard, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and no one person’s interest in our common stock was more than 5% of the total outstanding common stock, as of the date the Schedule 13G was filed.

(5)
Goldman Sachs Asset Management L.P. and GS Investment Strategies, LLC ("GSAM") filed a Schedule 13G on February 13, 2015, which states that GSAM has shared voting power with respect to 8,773,728 shares and shared dispositive power with respect to 8,958,394 shares. According to the Schedule 13G filed by GSAM, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and no one person’s interest in our common stock was more than 5% of the total outstanding common stock, as of the date the Schedule 13G was filed.

(6)
Amount includes 145,530 shares held by trusts for Mr. Robert I. Toll’s children and grandchildren, of which Mrs. Jane Toll, Mr. Robert I. Toll’s spouse, is a trustee with voting and dispositive power and as to which he disclaims beneficial ownership. Amount includes 4,950,316 shares pledged to financial institutions to secure personal obligations of Mr. Robert I. Toll.

(7)	Amount includes 3,092,932 shares pledged to financial institutions to secure obligations of The Bruce E. Toll Revocable Trust (of which Mr. Bruce E. Toll is the sole trustee).

(8)
Amount includes an aggregate of 9,400 shares beneficially owned by individual retirement accounts (“IRAs”) for the benefit of Mr. Marbach and his wife. Mr. Marbach disclaims beneficial ownership of the 4,700 shares held by his wife’s IRA.

PROPOSAL ONE—ELECTION OF DIRECTORS
Board Membership Criteria
The Nominating and Corporate Governance Committee of the Board of Directors (the "Governance Committee") identifies individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors. The Governance Committee, in selecting, or in recommending the selection of, nominees for directors, considers applicable statutory, regulatory, case law, and NYSE requirements, including when appropriate those applicable to membership on the Audit and Risk Committee and the Compensation Committee, as well as other criteria it deems appropriate.
The Governance Committee requires that, at a minimum, candidates possess a background that includes a strong education, extensive business experience, and the requisite reputation, character, integrity, skills, judgment, and temperament, which, in the view of the Governance Committee, have prepared them for dealing with the multi-faceted financial, business, governance, and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation, and success of the Company. Although the Governance Committee does not have a formal policy regarding diversity, it values diversity of viewpoints, background, and experience in considering candidates for Board membership.
Board Composition
The Governance Committee assesses annually the composition of the Board, including a review of Board size, the skills and qualifications represented on the Board, and director tenure. The findings of the Governance Committee's annual review of Board composition are reported to and discussed with the full Board. Based on its evaluation, the Governance Committee may recommend an increase or decrease in the size of the Board or changes in the composition of the Board so as to best reflect the objectives and needs of the Company and the desired skill sets of the directors. Similarly, the Governance Committee may establish processes for developing candidates for Board membership and conducting searches for Board candidates.
In its review of the skills and qualifications of each director, the Governance Committee considers the characteristics that the Committee believes should be represented on the Board as a whole. The Governance Committee also reviews the composition of the Board, as well as the skills and qualifications represented on the boards of the Company's peer group. As part of this annual review of Board composition, the Governance Committee also reviews director tenure, including a comparison of director tenure to the Company's peer group.
Our Lead Independent Director (who also is the Chair of the Governance Committee) leads the annual Board self-evaluation procedure to review the Board's effectiveness and to identify any opportunities for improvement. As part of this process, the Lead Independent Director receives feedback from each director regarding Board and committee composition, Board practices, Board accountability, and director standards of conduct. The Lead Independent Director leads the discussion with the Board to review this information and to identify any areas for improvement.
The Board believes that, through this annual review of Board composition and nomination process, coupled with its annual self-evaluation procedure, the Board will continue to meet the needs of the Company. In fiscal 2015, the Governance Committee addressed director succession and reviewed the qualifications of a number of potential director candidates. At the beginning of fiscal 2016, the Governance Committee recommended that the Board nominate Mr. McLean as a director nominee for election at the Annual Meeting and increase the size of the Board to 11 members.

Our Director Nominees
Upon the recommendation of the Governance Committee, the Board has nominated the ten current directors for re-election and has nominated Mr. McLean, who is not currently a director, for election at the Annual Meeting. Mr. McLean was initially identified to the Governance Committee as a candidate by our Chief Executive Officer ("CEO"). The Governance Committee determined that Mr. McLean was qualified to become a Director based on the Board membership criteria set forth above. The Governance Committee considered Mr. McLean’s candidacy and evaluated his skills and qualifications in early fiscal 2016 as part of its annual review of Board composition.
The Governance Committee specifically considered Mr. McLean's expertise in areas that were previously identified as the skills and qualifications that the Board believes should be represented on the Board. Based on its evaluation of the Board’s composition and Mr. McLean’s qualifications, the Governance Committee recommended that the Board increase the size of the Board to 11 directors and nominate Mr. McLean as a director, which the Board approved.
Director Qualifications
The Governance Committee has reviewed the business experience and qualifications of each director nominee and has concluded that the directors possess business experience in the areas set forth below. The Governance Committee believes that the directors' business experience in these areas brings value to the Board and to the Company in light of our business strategy, structure, and direction.
This business experience, coupled with our directors' knowledge and understanding of the Company's operations, governance, personnel, and business ethic gained by them over time, have led the Governance Committee and the Board of Directors to the conclusion that each director provides the Company with unique perspective, insight, and skills that enable him or her to provide strong guidance and leadership during all phases of the cycle of the real estate market and in times of management transition, and, therefore, that each should serve as a director of the Company.
The table below summarizes certain key qualifications and skills of each director nominee that were relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director's biography below describes his or her qualifications and relevant experience in more detail.
Skills and Qualifications of our Director Nominees

Name	Leadership	Industry	Operating	Accounting and Financial	Business Development and Marketing	Corporate Governance and Law	Other Board Experience

Robert I. Toll	✓	✓	✓		✓	✓	✓
Bruce E. Toll	✓	✓	✓	✓	✓		✓
Douglas C. Yearley, Jr.	✓	✓	✓		✓	✓
Robert S. Blank	✓			✓	✓	✓	✓
Edward G. Boehne	✓			✓	✓	✓	✓
Richard J. Braemer	✓	✓		✓	✓	✓	✓
Christine N. Garvey	✓	✓	✓	✓		✓	✓
Carl B. Marbach	✓		✓	✓	✓
John A. McLean	✓		✓	✓	✓
Stephen A. Novick	✓				✓	✓	✓
Paul E. Shapiro	✓		✓	✓	✓	✓	✓

In addition to the skills and qualifications referenced above, we include below other information about the backgrounds and experience of our director nominees, including specific qualifications, experience, skills, and expertise considered by the Governance Committee as relevant to each of the nominee's candidacy as a director.
Robert I. Toll, with his brother Bruce E. Toll, founded our predecessor’s operations in 1967. He has been a member of our Board since our inception in May 1986. He served as our Chief Executive Officer and Chairman of the Board from our inception until June 2010 when he assumed the position of Executive Chairman of the Board. He brings to the Board his dynamic entrepreneurial and leadership experience as a founder, Chairman of the Board, Chief Executive Officer and, currently, Executive Chairman of the Company, and has established the Company as the country’s leading luxury home builder.
Bruce E. Toll, with his brother Robert I. Toll, founded our predecessor’s operations in 1967. He been a member of our Board since our inception in May 1986 and served as our Chief Operating Officer until May 1998 and our President until November 1998. He is a member of the Public Debt and Equity Securities Committee. He is the founder and Principal of BET Investments, a commercial real estate company, and the owner of several automobile dealerships. From June 2006 through August 2009, he was the Chairman of Philadelphia Media Holdings, L.L.C., the parent company of the Philadelphia Inquirer and the Philadelphia Daily News, and from December 2007 through February 2009, he served on the board of directors of Fifth Street Finance Corp., a company that lends to and invests in small and mid-sized companies. He brings to the Board his knowledge and experience as a co-founder of the Company and his service in various executive, director, and advisory positions with the Company since its formation in 1986; his ownership of several significant businesses has provided him with extensive managerial and leadership experience in the real estate industry and other fields, and his service on various public company boards of directors has been of added value to our Board.
Douglas C. Yearley, Jr. has been a member of our Board since June 2010. He joined us in 1990, specializing in land acquisitions from financial institutions. He has been an officer since 1994, holding the position of Senior Vice President from January 2002 until November 2005, and the position of Regional President from November 2005 until November 2009, when he was promoted to Executive Vice President. Since June 2010, he has been our Chief Executive Officer. Prior to joining us, Mr. Yearley practiced law in New Jersey as a commercial litigator. He brings to the Board a deep understanding of our industry and our business as a result of the significant operational roles in which he has served over the 25 years he has been with the Company, his managerial and leadership experience, and his legal background.
Robert S. Blank has been a member of our Board since September 1986. He is a member of the Nominating and Corporate Governance and the Public Debt and Equity Securities Committees. Since 2003, Mr. Blank has been Co-Chairman and Co-Chief Executive Officer of Whitney Communication Company (“WCC”) and Senior Partner of Whitcom Partners. Whitcom Partners and its two partners individually make investments in public and non-public companies. Mr. Blank brings to the Board the skills and experience gained in his executive leadership roles in a major company in the communications industry, as well as in the investment field.
Edward G. Boehne has been a member of our Board since July 2000 and our Lead Independent Director since March 2011. He is the Chair of the Nominating and Corporate Governance Committee and a member of the Audit and Risk Committee. From 1981 until his retirement in May 2000, Mr. Boehne was the President of the Federal Reserve Bank of Philadelphia. Mr. Boehne is a member of the board of directors of Beneficial Bancorp, Inc. and its subsidiary, Beneficial Bank, and Penn Mutual Life Insurance Co. Mr. Boehne is also a member of the board of directors of, and Senior Economic Advisor to, the Haverford Trust Company. He brings to the Board his reputation and accomplishments as a leader and expert in the Federal bank regulatory field, as well as his current service in various board and advisory positions with high profile companies in the banking and insurance industries.

Richard J. Braemer has been a member of our Board since September 1986. He is the Chair of the Public Debt and Equity Securities Committee. He is senior counsel at the law firm of Ballard Spahr LLP, where he was a partner from 1994 through 2008. Mr. Braemer is a director and past Chairman of the Board of Directors of the Albert Einstein Healthcare Network, a Philadelphia-based, non-profit healthcare network. In addition to his professional skills as an attorney practicing primarily in the field of mergers and acquisitions, including real estate transactions, he brings to our Board the experience gained both as a former board member and audit committee chair of a public company and as an advisor to boards, board committees, and independent directors of publicly and privately held corporations.
Christine N. Garvey has been a member of our Board since September 2009. She is a member of the Audit and Risk Committee. She was the Global Head of Corporate Real Estate Services at Deutsche Bank AG from 2001 to 2004. Prior to that, she served as Vice President of Worldwide Real Estate and Workplace Resources at Cisco Systems, Inc. and as Group Executive Vice President at Bank of America. Ms. Garvey has been a member of the board of directors of HCP, Inc. since 2007. She also has served as a member of the board of ProLogis since September 2005, when Catellus Development Corporation, of which she had been a member of the board since 1995, merged into a subsidiary of ProLogis. Ms. Garvey served on the board of directors of Hilton Hotels Corporation through October 2007. She brings to the Board her extensive knowledge of and background in real estate and banking and her experience in executive leadership positions and board memberships with various public entities in the national real estate market.
Carl B. Marbach has been a member of our Board since December 1991. He is the Chair of the Executive Compensation Committee and a member of the Audit and Risk Committee and the Public Debt and Equity Securities Committee. Since January 2004, Mr. Marbach has been President of Greater Marbach Airlines, Inc., a company that provides aviation and consulting services. From January 1995 to January 2004, Mr. Marbach was President of Internetwork Publishing Corp., an electronic publisher, which he founded. He brings to the Board his expertise in the field of information technology, as well as his entrepreneurial experiences in building businesses in that and other industries.
John A. McLean is the Chief Executive Officer and Distribution Principal for Hartford Funds Distributors, a subsidiary of Hartford Funds, a position he has held since January 2013. From April 2009 to May 2012, he was the Head of U.S. Retail and Offshore Sales at Eaton Vance Investment Managers. Prior to that time, Mr. McLean held positions of increasing responsibility at MFS Fund Distributors. He serves on the Board of Trustees of Gateway to Leadership. Mr. McLean brings to the Board his expertise in building and leading high performance sales and marketing organizations and his strategic and tactical leadership skills.
Stephen A. Novick has been a member of our Board since January 2003. He is a member of the Executive Compensation and the Nominating and Corporate Governance Committees. Mr. Novick serves as Senior Advisor to The Andrea and Charles Bronfman Philanthropies, a private family foundation. Until December 2006, Mr. Novick was a consultant to Grey Global Group, a marketing communications company. From 1990 until his retirement in December 2004, Mr. Novick was Chief Creative Officer-Worldwide, and from April 2000 to December 2004 was Vice Chairman, of Grey Global Group. Mr. Novick is also a member of the board of directors of Ark Restaurant Corp. In April 2015, he was elected to the Board of Trustees of The Julliard School. In addition to the experience gained in his roles in the corporate and non-profit sectors, he brings to our Board his creative skills, leadership, and expertise in the field of marketing communications.

Paul E. Shapiro has been a member of our Board since December 1993. He is the Chair of the Audit and Risk Committee and a member of the Executive Compensation Committee. Since June 2004, Mr. Shapiro has been Chairman of the Board of Q Capital Holdings LLC, and he is Chairman of the Board of its two operating companies that are in the life settlement business. From January 2004 to June 2004, Mr. Shapiro was Senior Vice President of MacAndrews & Forbes Holdings, Inc., a private holding company of operating businesses. From June 2001 to December 2003, Mr. Shapiro was Executive Vice President and Chief Administrative Officer of Revlon Inc. Prior thereto, Mr. Shapiro practiced corporate and securities law as a managing shareholder of the Palm Beach County office of Greenberg Traurig LLP (which acquired Shapiro and Bregman, a firm he co-founded) and was a partner in Wolf, Block, Schorr and Solis-Cohen. He brings to the Board his extensive business experience in executive positions with various nationally known companies, which he has served in a wide variety of capacities that have drawn upon his legal and entrepreneurial skills, including those in the areas of corporate governance and the regulatory corporate environment.
Required Vote
Director nominees are elected by a plurality of the votes cast at the Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

PROPOSAL TWO—RATIFICATION OF THE RE-APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As part of its oversight of the Company’s relationship with our independent auditors, the Audit and Risk Committee (the "Audit Committee") reviews annually our independent auditors’ qualifications, performance, and independence. Based on the results of this review, the Audit Committee re-appointed Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending October 31, 2016. Ratification is being sought at the Meeting in a non-binding vote of stockholders. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders' views on the Company’s independent auditors. If our stockholders fail to ratify the selection, it will be considered notice to the Board and Audit Committee to consider the selection of a different firm.
A representative of Ernst & Young LLP is expected to be present at the Meeting, will be afforded the opportunity to make a statement, and is expected to be available to respond to appropriate questions. We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries.
Audit and Non-Audit Fees
The following table sets forth the fees earned for services rendered by Ernst & Young LLP for professional services for the fiscal years ended October 31, 2015 and 2014:

	2015	2014

Audit Fees (1)	$1,257,500	$1,313,831
Audit-Related Fees (2)	31,990	40,485
Tax Fees (3)	51,343	40,000
All Other Fees	—	—
	$1,340,833	$1,394,316

(1)
“Audit Fees” include fees billed for (a) the audit of Toll Brothers, Inc. and its consolidated subsidiaries, (b) the audit of the Company’s internal control over financial reporting, (c) the review of quarterly financial information, and (d) the issuance of consents and comfort letters to underwriters in various filings with the Securities and Exchange Commission ("SEC").

(2)
“Audit-Related Fees” include fees billed for audits of a certain joint venture in which we have an interest, workpaper review of an acquired entity, and fees for the use of the independent auditors’ technical accounting research tool.

(3)	“Tax Fees” include fees billed for consulting on tax planning matters and tax compliance matters.
The Audit Committee meets and agrees upon the annual audit fee directly with our independent auditors. The Audit Committee also establishes pre-approved limits for which our management may engage our independent auditors for specified services. Any work that exceeds these pre-approved limits for the specified services in a quarter requires the advance approval of the Audit Committee. Each quarter the Audit Committee reviews the matters worked on by the independent auditors during the previous quarter and establishes any pre-approved limits for the current quarter. All fees and services for fiscal 2015 were approved by the Audit Committee. The Audit Committee also reviewed and approved the compatibility of non-audit services, including tax services, with Ernst & Young LLP’s independence. The Audit Committee reviewed and pre-approved the services provided by Ernst & Young LLP and approved the fees paid to Ernst & Young LLP for all services for fiscal 2015.
Required Vote
To be approved, this proposal must receive an affirmative majority of the votes cast on the proposal at the Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE—ADVISORY AND NON-BINDING VOTE
ON EXECUTIVE COMPENSATION (SAY ON PAY)
Our stockholders voted in 2011, in a non-binding vote, in favor of the submission of the Company’s compensation of its NEOs annually to our stockholders on a non-binding basis, and our Board has adopted that approach. In accordance with this outcome of that stockholder vote and regulations under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are including in this proxy statement a separate resolution, subject to a non-binding stockholder vote, to approve the compensation of our NEOs as disclosed in this proxy statement. In considering their vote, we encourage stockholders to carefully review our compensation policies and decisions regarding our NEOs as presented in the “Compensation Discussion and Analysis” and the tabular (and accompanying narrative) disclosure on pages 32 to 61.
Our Compensation Committee has developed and maintained a compensation program that is intended to reward performance and encourage actions that drive success in our short- and long-term business strategy. In December 2015, the Compensation Committee changed several components of our executive compensation program to strengthen the linkage between pay and performance. These changes reflect feedback from stockholders and proxy advisory firms, current market practice, input from the Compensation Committee’s independent compensation consultant, and the Compensation Committee’s consideration of the results of the Say on Pay advisory vote held in 2015. Our executive compensation program received the support of 87%, 98%, 99%, 98%, and 99% of our stockholders who voted at our Annual Meeting of Stockholders in 2015, 2014, 2013, 2012, and 2011, respectively.
In determining fiscal 2015 compensation for our NEOs, as described in the “Compensation Discussion and Analysis” starting on page 32, the Compensation Committee considered the contributions of each of our executive officers to the Company’s strategy to improve earnings and grow and diversify its businesses, including growth in targeted markets, growth of its apartment business, and expansion of our active-adult product in the West region. The Compensation Committee also considered Company performance in fiscal 2015 and paid particular attention to the notable areas of our performance and our management’s achievements in fiscal 2015 set forth under “Compensation Discussion and Analysis—Fiscal 2015 Company Performance” on pages 33 to 34.
Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal Three:
“RESOLVED, that the stockholders approve, in a non-binding vote, the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” beginning on page 32 of the proxy statement and the related compensation tables and narrative discussion.
Required Vote
To be approved, this proposal must receive an affirmative majority of the votes cast on the proposal at the Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL THREE.

PROPOSAL FOUR—APPROVAL OF THE TOLL BROTHERS, INC.
STOCK INCENTIVE PLAN FOR NON-EXECUTIVE DIRECTORS (2016)
 On December 15, 2015, the Board of Directors of the Company adopted, subject to stockholder approval, the Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors (2016) (the “Director Plan”), making shares of stock in the Company available for grants to Non-Executive Directors of options (“Options”) and awards of stock (“Stock Awards”), subject to the terms and conditions set forth in the Director Plan. The Director Plan is intended, by means of grants of Options and Stock Awards, to form a part of the Company’s overall compensation program for Non-Executive Directors, and it is intended to align their interests with those of our stockholders and to incentivize the Non-Executive Directors to devote themselves to the future success of the Company.
The Company’s predecessor stock plan covering directors, the Company’s Amended and Restated Stock Incentive Plan for Non-Employee Directors (2007) (the “2007 Director Plan”), is scheduled to expire in accordance with its terms on December 13, 2016. It is intended that the new Director Plan will supersede and replace the Company’s 2007 Director Plan. Accordingly, if the new Director Plan is approved, no further grants will be made under the 2007 Director Plan. If the new Director Plan is not approved by stockholders, the Company will be unable to make new equity grants to directors after December 13, 2016. For a discussion of the equity granted to directors under the Company’s current compensation program, see "Director Compensation" page 28.
Material Provisions of the Director Plan
The material provisions of the Director Plan are as follows:
1. Number of Shares; Maximum Annual Grants.  An aggregate maximum of two million shares of the Company’s common stock may be issued under the Director Plan, subject to adjustment in the event there is a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, or similar transaction with respect to the common stock (in such event, the Nominating and Corporate Governance Committee has the authority to determine what adjustments are appropriate). If the Director Plan is approved by stockholders, we will cancel the remaining shares available for grant under the 2007 Director Plan (approximately 1,241,697 shares as of the Record Date). The maximum number of shares of common stock subject to grants made during a calendar year to any Non-Executive Director for service as a director, taken together with any cash fees paid to such Non-Executive Director for service as a director, during such calendar year, shall not exceed $1,000,000 in total value, calculating the value of any such grants based on grant date fair value for financial reporting purposes.
2. Administration.  The Director Plan will be administered by the Governance Committee, along with the Board.
3. Eligibility.  All Non-Executive Directors are eligible under the terms of the Director Plan to receive Stock Awards, non-qualified stock options (“NQSO”), stock appreciation rights ("SARs"), and RSUs. The Governance Committee, in its sole discretion, determines whether an individual qualifies to receive any issuance under the Director Plan. As of December 31, 2015, eight Non-Executive Directors were eligible to participate in the Director Plan.
4. Term of Director Plan.  No issuance may be made under the Director Plan after December 15, 2025.
5. Issuances.  Each issuance under the Director Plan will be set forth in a document that will specify the number of shares subject to the grant. A Director may receive more than one issuance and may be issued NQSOs, SARs, RSUs, and Stock Awards, or a combination of each.
6. Term of Options and SARs.  In general, any Option or SAR issued under the Director Plan will terminate on the first to occur of the following events:

(a) The end of the term specified in the Option or SAR document, which may not be more than ten years from the date of issuance.
(b) The end of the three-month period (or the end of a shorter period set forth in the Option or SAR document for this purpose by the Governance Committee) from the date the Director’s service on the Board of Directors or its affiliates terminates other than by reason of the Director’s disability or death.
(c) The end of the one-year period from the date the Director’s service on the Board of Directors of the Company terminates by reason of the Director’s death or disability.
(d) The occurrence of the date, if any, which is established by the Governance Committee as an accelerated expiration date in the event of a “Change in Control” (as defined below) provided a Director who received an Option or SAR issuance is given written notice at least 30 days before the date so fixed.
(e) A finding by the Governance Committee, after full consideration of the facts presented on behalf of both the Company and the Director, that the Director has breached his or her fiduciary duty to the Company or an affiliate, or has been engaged in any sort of disloyalty to the Company or an affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service or has disclosed trade secrets of the Company or an affiliate. In such event, the Director will also automatically forfeit all shares subject to Options or SARs previously exercised that have not yet been delivered to the Director and the Director will receive a refund of any amounts paid for such shares.
During the period following a Director termination of service with the Company or its affiliates, the Director may only exercise his or her Option or SAR to acquire the shares which could have been acquired under that Option or SAR as of the date the Director’s service with the Company or its affiliates terminated.
Notwithstanding the general termination provisions described above, the Governance Committee has the authority under the Director Plan to permit an Option or SAR to continue to vest following a Director’s termination of service, and may extend the period during which an Option or SAR may be exercised to a date no later than the date of the expiration of the term originally specified in the Option or SAR document.
7. Option Exercise Price.  The option exercise price for all Options will in all cases be at least equal to the fair market value of the shares subject to the Option determined on the date of issuance. Under the Director Plan, fair market value generally is the closing price on the relevant date on the NYSE or on such other national securities exchange where the Company’s common stock is listed. In all events, determinations as to the fair market value of the Company’s stock will be made by the Governance Committee.
8. Payment of Exercise Price.  A Director may pay for shares in cash, certified or cashier’s check, or by such mode of payment as the Governance Committee may approve, including payment through a broker. The Governance Committee also has the authority to provide in an Option document that the Director may make payment for his or her shares in whole or in part using shares of the Company’s held by the Director for more than one year, subject to the Governance Committee’s right to refuse to accept such shares as payment, at its sole discretion. In addition, the Director Plan, as amended, permits the payment for shares to be made in whole or in part by relinquishing a portion of the shares that would otherwise be issued on exercise of the grant, and further permits the withholding of shares sufficient to pay amounts required to be made available to satisfy federal, state and local tax withholding requirements.
9. Documents Governing Issuance; Restriction on Transferability; Other Provisions.  All issuances will be evidenced by a document containing provisions consistent with the Director Plan and such other provisions as the Governance Committee deems appropriate. No Option or SAR issued under the Director Plan may be transferred, except by will, the laws of descent and distribution. In addition, the Governance Committee may permit a NQSO to be transferred by the Director to a “family member,” as such term is defined in the Instructions to Form S-8 as published by the SEC. The Governance Committee also has the authority under the Director Plan to include other terms and conditions in the issuing document to the extent such terms and conditions are not inconsistent with applicable provisions of the Director Plan.
10. Stock Appreciation Rights.  The Director Plan provides that any Non-Executive Directors to whom a NQSO may be issued may also be issued an SAR. Each SAR issued under the Plan shall convey to the recipient rights that are in all respects the economic equivalent of an NQSO and shall include in the SAR document all of the material terms and conditions that would be included in a corresponding Option document, including the number of shares of common stock deemed to be subject to the SAR, the exercise price (which cannot be less than the fair market value per share of the underlying shares of common stock determined as of the date the SAR is issued), the time or times at which the SAR may be exercised, and an expiration date. The economic benefit to the recipient of an SAR shall be equal to the value of the shares of common stock underlying the SAR as of the date the SAR is exercised, reduced by the deemed exercise price of the SAR applicable to the portion of the SAR being exercised. On exercise, the holder of the SAR shall be entitled to receive either cash or shares of common stock, having a value equal to the value of the SAR (or portion being exercised). Whether the recipient of an SAR is entitled to cash or shares of common stock upon exercise may be specified in the SAR document.
11. Stock Awards.  The terms of the Director Plan provides that the Governance Committee has the authority to make Stock Awards, in which case the terms are set forth in a written “Award Agreement.” These Stock Awards will be consistent with the terms of the Director Plan and may have such other terms or conditions including conditions which may result in a forfeiture) which the Governance Committee deems appropriate, which may be established on a case by case basis. The restrictions, if any, on a Stock Award may lapse (i.e., the Stock Award may become vested) at specific times or on the occurrence of events. This vesting may occur as to all of the shares subject to a Stock Award or may occur in installments. The Governance Committee also has the authority under the Director Plan to shorten or waive any condition or restriction with respect to all or any portion of a Stock Award. Any shares issued under a Stock Award will become fully vested and transferable if they have not been forfeited as of the date the recipient becomes disabled or dies. The Award Agreement will specify the following information: (a) the number of shares issued, (b) the purchase price, if any, to be paid by the recipient, (c) the date on which shares issued are to be transferred, (d) the terms and conditions under which the shares may be forfeited, and (e) the manner in which the restrictions, if any, will lapse (i.e., become vested).
Once the shares of common stock issued under a Stock Award become fully vested, a stock certificate for those shares will be delivered free of all restrictions other than those that may be imposed by law or under the terms of any shareholders agreement in effect at the time. If a Stock Award includes any fractional shares, the Company may, at its option, pay the fair market value of the fractional share rather than deliver a certificate for the fractional share.
If the shares of common stock issued under a Stock Award are subject to restrictions and the recipient of such a Stock Award files an election with the Internal Revenue Service to include the fair market value of any shares of common stock issued pursuant to a Stock Award in gross income without regard to such restrictions, the recipient must promptly provide a copy of that election to the Company, along with the amount of any federal, state, local or other taxes required to be withheld in order to enable the Company to claim an income tax deduction with respect to such election.
If the Governance Committee determines that the recipient of a Stock Award has breached his or her fiduciary duty to the Company or an affiliate, or has been engaged in disloyalty to the Company or an affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service on the Board of Directors, or has disclosed trade secrets or confidential information of the Company or any of its affiliates, the shares subject to the Stock Award that have not previously become fully vested or for which certificates have not yet been delivered will be forfeited. The Company has the right to withhold delivering any certificates for any shares pending the resolution of an inquiry that could lead to a finding resulting in a forfeiture.

The Governance Committee generally has the right to amend the terms of outstanding Stock Awards, subject to the consent of the recipient of the Stock Award if the proposed amendment is not favorable to him or her. This requirement for the recipient’s consent does not apply if the amendment to the Stock Award is made in connection with a Change of Control of the Company.
12. Restricted Stock Units.  The Director Plan provides that the Governance Committee is authorized to issue RSUs to any person eligible to receive a Stock Award. An RSU constitutes the economic equivalent of a share of restricted stock that may be issued as a Stock Award and represents the right in the recipient to receive, at the time the RSU vests (or at such later date as may be specified under the terms of the relevant RSU document), a cash payment equal to the value of a number of shares of the Company’s common stock, or to receive delivery of that number of shares in kind. To the extent an RSU provides for payment of cash or delivery of shares of the Company’s common stock at a time later than the date the recipient vests in his or her RSUs, the arrangement will constitute a form of nonqualified deferred compensation that is subject to certain requirements under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Under the terms of the Director Plan, RSUs that represent a form of nonqualified deferred compensation are intended to have provision for payment of cash or delivery of shares of the Company’s common stock that are compliant with the distribution requirements of Code Section 409A. This may require, therefore, that delivery of payment be made on a specified date, or by reference to the occurrence of an event that is a permitted distribution event (e.g., separation from service) under Code Section 409A.
13. Provisions Relating to a “Change of Control” of the Company.  In the event of a Change of Control (as defined below), the Governance Committee may take whatever action with respect to outstanding Options, SARs, Stock Awards or RSUs that it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date of any Options or SARs to a date no earlier than 30 days after notice of the acceleration is given to the Directors. In addition to the foregoing and to the extent applicable, issuances pursuant to the Director Plan will become immediately fully vested, will become exercisable in full, and all restrictions, if any, as may be applicable to shares issued pursuant to the Director Plan, will lapse, immediately prior to a Change of Control.
A “Change of Control” occurs under the Director Plan on the date any of the following events occurs:
(a) The consummation of a sale or other disposition of all or substantially all of the assets of the Company.
(b) The consummation of a merger or consolidation of the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the common stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of common stock entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of common stock immediately before the merger or consolidation.
(c) Any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Director Plan is effective, shall have been the beneficial owner of at least fifteen percent of the outstanding common stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent of the outstanding shares of the common stock.
(d) Directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four months (unless the nomination for election of each new director who was not a director at the beginning of such twenty-four month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

14. Amendments to Documents and the Director Plan.  Subject to the provisions of the Director Plan, the Governance Committee may amend any document issued under the Director Plan, subject to the consent of the Director if the amendment is not favorable to the Director and is not being made pursuant to provisions of the Director Plan relating to a “Change of Control” of the Company. The Board of Directors may amend the Director Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining approval by vote of a majority of the outstanding voting stock of the Company, within twelve months before or after such action, extend the expiration date of the Director Plan, or increase the maximum number of shares as to which Options, Stock Awards, SARs or RSUs may be issued.
15. Tax Aspects of the Director Plan.  The following discussion is intended to summarize briefly the general principles of federal income tax law applicable to Options granted under the Director Plan as of the date hereof.
Taxation of Non-Qualified Stock Options.  A recipient of a NQSO will not recognize taxable income at the time of issuance, and the Company will not be allowed a deduction by reason of the issuance. Such a Director will generally recognize ordinary income in the taxable year in which the Director exercises the NQSO in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such Options over the option exercise price of the Option. The Company will, subject to various limitations, be allowed a deduction in the same amount. Upon disposition of the shares subject to the Option, a Director will recognize capital gain or loss equal to the difference between the amount realized on disposition and the Director’s basis in the share (which ordinarily would be the fair market value of the share on the date the Option was exercised).
Taxation of SARs and RSUs.  A recipient of an SAR or an RSU will not recognize taxable income at the time of issuance, and the Company will not be allowed a deduction by reason of the issuance. In the case of an SAR, the recipient will generally recognize ordinary income in the taxable year in which he or she exercises the SAR and receives payment (either in cash or in the form of the Company’s common stock) equal to the cash received upon exercise or the excess of the fair market value of the shares underlying the SAR over the deemed Option Price associated with the SAR for such underlying shares. In the case of an RSU, the recipient will generally recognize ordinary income equal to the value of the number of shares of Company common stock represented by the RSU at the time cash payment is made, or the shares are transferred, to the recipient. The Company will, subject to various limitations, be allowed a deduction in the same amount that is treated as taxable income to a grantee of an RSU or SAR.
Withholding.  Whenever the Company would otherwise transfer a share of Company common stock under the terms of the Director Plan, the Company has the right to require the recipient to make available sufficient funds to satisfy all applicable federal, state and local withholding tax requirements as a condition to the transfer, or to take whatever other action the Company deems necessary with respect to its tax liabilities. In general, under current tax rules, there is no withholding obligation triggered by reason of the compensation of Non-Executive Directors.
New Plan Benefits
The benefits or amounts that will be received by or allocated to any Non-Executive Director under the Director Plan Amendment are not currently determinable because no specific grants have been decided upon.
Required Vote
To be approved, this proposal must receive an affirmative majority of the votes cast on the proposal at the Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL FOUR.

Equity Compensation Plan Information
The following table provides information as of October 31, 2015 with respect to compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance. There are no plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

	(a)	(b)	(c)
	(In thousands)		(In thousands)
Equity compensation plans approved by security holders	9,685	$25.7451	7,541
Equity compensation plans not approved by security holders	—		—
Total	9,685	$25.7451	7,541

(1)
Amount includes 8,025,000 shares and 1,660,000 shares of stock options and RSUs, respectively, outstanding as of October 31, 2015. The amount of performance-based RSUs, which is included in the RSU amount, reflects the maximum number of shares that could be issued under the fiscal 2015 award as further described under "2015 Performance-Based RSUs" on page 44.

(2)	The weighted-average exercise price does not take into account the 1,660,000 shares of RSUs outstanding as of October 31, 2015.

PROPOSAL FIVE—APPROVAL OF AMENDMENT TO THE TOLL BROTHERS, INC.
SECOND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
The Board has approved an amendment to our Second Restated Certificate of Incorporation, as amended, to provide that the Company’s stockholders may remove any director from office, with or without cause.
Article Five, Part IV of our Second Restated Certificate of Incorporation, as amended, currently provides that the Company’s stockholders may remove directors from office only for cause. The Delaware General Corporation Law, as applicable to corporations without a classified Board of Directors (such as the Company at this time), requires that stockholders be afforded the right to remove directors from office with or without cause. The proposed amendment to the Company’s Second Restated Certificate of Incorporation, as amended, is intended to conform the certificate of incorporation to the requirements of Delaware law as applicable to the Company following the complete declassification of the Board as of the 2014 Annual Meeting of Stockholders.
The Board has approved, and recommends for approval by the stockholders, amending and restating Article Five, Part IV of the Company’s the Second Restated Certificate of Incorporation, as amended to give effect to the changes set forth in Annex B. The Board also has approved an amendment to the Company’s bylaws to provide that the Company’s stockholders may remove any director from office, with or without cause.
Required Vote
To be approved, the votes that our stockholders cast “FOR” this proposal must equal at least 66 2/3% of our outstanding shares of common stock. The amendment, if adopted, would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware incorporating the amendment, which we would expect to do as soon as practicable after the amendment is adopted.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL FIVE.

CORPORATE GOVERNANCE
We are committed to operate within a comprehensive plan of corporate governance for the purpose of defining independence, assigning Board committee responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. The Board and the Governance Committee regularly monitor developments in the area of corporate governance to ensure that our corporate governance practices continue to evolve as appropriate.
Corporate Governance Guidelines and Practices
The Board has adopted Corporate Governance Guidelines, which describe the Board’s views on a number of governance topics. The guidelines are posted on, and can be obtained free of charge from, our website at www.tollbrothers.com under “Investor Relations: Corporate Governance.”
Leadership Structure
In connection with the appointments of Mr. Douglas C. Yearley, Jr. as CEO and Mr. Robert I. Toll as Executive Chairman of the Board, each effective June 16, 2010, the Board separated the roles of Chairman and Chief Executive Officer. As our CEO, Mr. Yearley is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with Mr. Robert I. Toll and the Board. As Executive Chairman of the Board, Mr. Robert I. Toll continues to play a significant role and is actively involved in our business by chairing the Board, acting as advisor to the executive officers, and regularly engaging in the review of land transactions and in planning our long-term business strategy, particularly with respect to product and geographic expansion.
In the Board’s view, an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time as it enables us and the Board to continue to benefit from Mr. Robert I. Toll’s vast experience, skills, expertise, and knowledge of the Company and the home building industry.
In fiscal 2011, the Board designated Edward G. Boehne as the Lead Independent Director of the Board of Directors until his successor is duly designated and qualified. The Lead Independent Director helps ensure that there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues that they deem important. The role of the Lead Independent Director includes:

•	presiding over all executive sessions and other meetings of the independent directors;

•	acting as principal liaison between the Executive Chairman of the Board, the CEO and the non-independent directors, on the one hand, and the independent directors, on the other hand;

•	serving as the director whom stockholders may contact;

•	leading the process for evaluating the Board of Directors and the committees of the Board of Directors;

•	participating in the communication of sensitive issues to the other directors; and

•	performing such other duties as the Board of Directors may deem necessary and appropriate from time to time.
Codes of Business Conduct and Ethics
Management has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, violations of which must be reported to the Audit Committee or to our CEO or General Counsel. This code and any waiver or amendment to the code are available free of charge from our website at www.tollbrothers.com under “Investor Relations: Corporate Governance.”

We operate under a comprehensive Code of Ethics and Business Conduct that we review annually and that applies to all directors, officers, and employees and includes provisions ranging from conflicts of interest and acceptance of gifts to harassment, discrimination, and other employment-related matters. Upon employment with us, all employees are required to affirm in writing their receipt and review of the code and their compliance with its provisions. This code can be obtained free of charge from our website at www.tollbrothers.com under “Investor Relations: Corporate Governance.”
Director Independence
Under the NYSE rules and the standards adopted by the Board, a director is not “independent” unless the Board affirmatively determines that the director has no direct or indirect material relationship with us. In addition, the director must meet the requirements for independence set forth by the NYSE rules.
The Board has established categorical standards of director independence to assist it in making independence determinations. These standards, which are described below, set forth certain relationships between us and the directors, and their immediate family members or entities with which they are affiliated, that the Board, in its judgment, has determined to be material in assessing a director’s independence. The standards applied by the Board in affirmatively determining whether a director is “independent” provide that a director is not independent if:

(1)
the director is, or has been within the last three years, our employee or an immediate family member (defined as including a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home) of, or is, or has been within the last three years, one of our executive officers;

(2)
the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(3)
(a) the director is a current partner or employee of a firm that is our internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (d) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

(4)
the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

(5)
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues; and

(6)
the director or an immediate family member is, or within the past three years has been, an affiliate of another company in which, in any of the last three years, any of our present executive officers directly or indirectly either: (a) owned more than five percent of the total equity interests of such other company, or (b) invested or committed to invest more than $900,000 in such other company.

The Board annually reviews the independence of all directors. The Board, in applying the above-referenced standards, has affirmatively determined that all of our directors are independent, other than Mr. Robert I. Toll, Mr. Bruce E. Toll, and Mr. Yearley. As part of the Board’s process in making such determination, the Board determined that all of the above-cited objective criteria for independence are satisfied, and that no independent director has any material relationship with us that could interfere with his or her ability to exercise independent judgment.
Compensation Committee Interlocks and Insider Participation
None of the members who served on the Compensation Committee during the fiscal year ended October 31, 2015 has ever been an officer or employee of the Company or its subsidiaries. None of the members has any relationship required to be disclosed under this caption under the rules of the SEC.
Personal Loans to Executive Officers and Directors
We do not permit personal loans from the Company to or for the benefit of our directors or executive officers.
Communication with the Board
Any person who wishes to communicate with the Board or specific individual directors, including the Lead Independent Director or the independent directors as a group, may do so by directing a written request addressed to such directors or director in care of the General Counsel, Toll Brothers, Inc., at the address appearing on the cover page of this proxy statement. Communications directed to members of the Board who are management directors will be referred to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by the independent directors. Communications directed to independent directors will be referred to the intended Board member(s).
Committees of the Board and Meetings
The Board currently has the following standing committees: Audit and Risk Committee; Executive Compensation Committee; Nominating and Corporate Governance Committee; and Public Debt and Equity Securities Committee. The following table lists our four Board committees, as well as the chairs and members of each committee, for our entire 2015 fiscal year and at present.

Name	Independent	Audit and Risk Committee	Executive Compensation Committee	Nominating & Corporate Governance Committee	Public Debt & Equity Securities Committee

Robert I. Toll
Bruce E. Toll					M
Douglas C. Yearley, Jr.
Robert S. Blank	✓			M	M
Edward G. Boehne	✓	M		C
Richard J. Braemer	✓				C
Christine N. Garvey	✓	M
Carl B. Marbach	✓	M	C		M
Stephen A. Novick	✓		M	M
Paul E. Shapiro	✓	C	M

C-Chair     M-Member

Audit and Risk Committee
The Audit Committee is, and for the entire 2015 fiscal year was, composed of Paul E. Shapiro (Chair), Edward G. Boehne, Christine N. Garvey, and Carl B. Marbach, each of whom has been determined by the Board to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. The Board has also determined that all members of the Audit Committee are financially literate, and that Edward G. Boehne possesses accounting and related financial management expertise within the meaning of the listing standards of the NYSE and is an “audit committee financial expert” within the meaning of the applicable SEC rules. For a description of Mr. Boehne’s relevant experience, see “Proposal One—Election of Directors.”
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.tollbrothers.com under “Investor Relations: Corporate Governance,” and include, among other things:

•	acting on behalf of our Board to discharge the Board’s responsibilities relating to the quality and integrity of our financial statements;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing risk oversight and assessment;

•	the appointment, qualifications, performance and independence of the independent registered public accounting firm;

•	pre-approval of all audit engagement fees and terms, all internal-control related services, and all permitted non-audit engagements (including the terms thereof) with the independent auditor;

•	review of the performance of our internal audit function; and

•	management of the Company’s significant risks and exposures, including strategic, operational, compliance, and reporting risks.
The duties of the Audit Committee with respect to oversight of the Company’s financial reporting process are described more fully on page 62 under “Audit and Risk Committee Report.” During fiscal 2015, the Audit Committee held 11 meetings. All of its meetings were attended by representatives from Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee meets regularly in executive session with management, the company’s Chief Audit Officer, and our independent registered public accounting firm.
Executive Compensation Committee
The Compensation Committee is, and for the entire 2015 fiscal year was, composed of Carl B. Marbach (Chair), Stephen A. Novick, and Paul E. Shapiro, each of whom has been determined by the Board to meet the NYSE’s standards for independence required of compensation committee members. In addition, each committee member qualifies as a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act and as an “outside director” as defined for purposes of Section 162(m) of the Code.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.tollbrothers.com under “Investor Relations: Corporate Governance,” and include, among other things:

•	establishing our compensation philosophy and objectives;

•	overseeing the implementation and development of our compensation programs;

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the Executive Chairman of the Board and the CEO;

•
evaluating the performance of the Executive Chairman of the Board and the CEO in light of those goals and objectives and determining each of the Executive Chairman of the Board’s and CEO’s compensation level based on these evaluations;

•	reviewing and approving all elements and levels of compensation for our executive officers and any other officers recommended by the Board;

•	discussing the results of the stockholder advisory vote on Say on Pay;

•	making recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•	administering (in some cases, along with the Board) all of our stock-based compensation plans, as well as the Senior Officer Plan and the Supplemental Executive Retirement Plan ("SERP");

•	reviewing and approving, or making recommendations to the full Board regarding, equity-based awards; and

•	reviewing our regulatory compliance with respect to compensation matters.
In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the process and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see the “Compensation Discussion and Analysis” beginning on page 32. The Compensation Committee held six meetings during fiscal 2015. During fiscal 2015, the Compensation Committee's independent compensation consultant and its affiliates did not provide any services to the Company or its affiliates other than advising the Compensation Committee on executive officer compensation.
Nominating and Corporate Governance Committee
The Governance Committee is, and for the entire 2015 fiscal year was, composed of Edward G. Boehne (Chair), Robert S. Blank, and Stephen A. Novick, each of whom has been determined by the Board to meet the NYSE’s standards for independence.
The duties and responsibilities of the Governance Committee are set forth in its charter, which may be found at www.tollbrothers.com under “Investor Relations: Corporate Governance,” and include, among other things:

•	identifying individuals qualified to become members of the Board and recommending to the Board the nominees for election to the Board;

•	evaluating from time to time the appropriate size of the Board and recommending any changes in the composition of the Board so as to best reflect our objectives;

•	assessing annually the composition of the Board, including a review of Board size, the skills and qualifications represented on the Board, and director tenure;

•	evaluating and making recommendations to the Board with respect to the compensation of the non-management directors;

•	adopting and reviewing, at least annually, corporate governance guidelines consistent with the requirements of the NYSE;

•	establishing procedures for submission of recommendations or nominations of candidates to the Board by stockholders;

•	reviewing the Board’s committee structure;

•	reviewing proposed changes to our governance instruments;

•	reviewing and recommending director orientation and continuing orientation programs; and

•	reviewing and approving related person transactions.
The Governance Committee is responsible for evaluating and making recommendations to the Board with respect to compensation of our directors. The Governance Committee, along with the Board, administers the 2007 Director Plan and is expected to administer, along with the Board, the Director Plan once approved by stockholders. See "Proposal Four—Approval of the Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors (2016)" on page 14 for a description of the Director Plan. The Governance Committee held four meetings during fiscal 2015.
Public Debt and Equity Securities Committee
The Public Debt and Equity Securities Committee is, and for the entire 2015 fiscal year was, composed of Richard J. Braemer (Chair), Robert S. Blank, Carl B. Marbach, and Bruce E. Toll.
The duties and responsibilities of the Public Debt and Equity Securities Committee are set forth in its charter, which may be found at www.tollbrothers.com under “Investor Relations: Corporate Governance,” and include reviewing and approving, pursuant to authority granted by the Board, certain transactions relating to our public debt and equity securities and those of our affiliates. The Public Debt and Equity Securities Committee held one meeting during fiscal 2015.
Director Attendance
Attendance at Board Meetings

•	The Board held four meetings during fiscal 2015.

•	All directors attended over 75% or more of the meetings of the Board and Board Committees on which they served.

•
Our independent directors hold separate meetings. Edward G. Boehne, our Lead Independent Director, acts as chair at meetings of the independent directors. During fiscal 2015, the independent directors met four times.

Attendance at Annual Meetings of Stockholders
It is the policy of our Board that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Executive Chairman of the Board. All of our Directors attended our 2015 Annual Meeting of Stockholders.

Risk Oversight
Our Audit Committee regularly receives reports from a risk management committee comprised of representatives from various business functions within the Company that are charged with risk assessment and business continuity planning. This committee meets on a regular basis and selects topics related to specific risks and potential vulnerabilities related to particular business functions of the Company, which topics are then presented to the Audit Committee along with a summary of the measures we have taken or plan to take in order to define and mitigate such risks and prepare for and address such vulnerabilities. These presentations have included reports regarding risks and vulnerabilities relating to, among other things, operations, assets, land investments, competition, personnel, credit and debt covenant compliance, joint venture relationships, financial reporting, insurance, financing, mortgages, treasury, storm water compliance, safety, litigation exposure, and information technology.
In addition, our Compensation Committee oversees risks arising from our compensation practices, and our Governance Committee oversees succession risks. Each of these committees regularly reports to the full Board, which is ultimately responsible for overseeing risks at the enterprise level. In addition, our full Board oversees strategic risks through its focus on overall corporate strategy and execution. The Compensation Committee has reviewed the design and operation of our compensation structures and policies as they pertain to risk and has determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on us.

DIRECTOR COMPENSATION
The Governance Committee is responsible for evaluating and recommending compensation for Non-Executive Directors to the Board. Our Non-Executive Directors are compensated in cash, stock options, and RSUs for their service as directors. The equity portion of annual compensation is paid following the end of the fiscal year, so the equity grant for service in the fiscal year ended October 31, 2014 was made in fiscal 2015.
The compensation program in effect for fiscal 2014 and 2015 for Non-Executive Directors consisted of the following components:

•
Board Retainer. The principal form of compensation for Non-Executive Directors for their service as directors is an annual retainer, consisting of a combination of cash and equity, with an annual aggregate value of $160,000 as follows:

•	Cash. Each Non-Executive Director receives one-third of the annual retainer in cash.

•
Equity. The equity portion of the annual retainer for a Non-Executive Director consists of two components: (a) non-qualified stock options having a grant date fair value of one-third of the annual retainer and (b) RSUs having a grant date fair value of one-third of the annual retainer, except that fractional share units and options are not issued. These equity grants are issued pursuant to the 2007 Director Plan for the non-employee directors and the Stock Incentive Plan for Employees (2014) for Mr. Bruce E. Toll.

Stock options are granted on a date within the last 15 days of December that is determined in advance by the Compensation Committee for service during the immediately preceding fiscal year and are granted by the Board with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Each option grant made to a Non-Executive Director has a ten-year term and vests in equal annual installments over a two-year period, with a provision for automatic vesting upon a change of control of the Company. For directors with five or more years of service, options continue to vest and remain exercisable for the ten-year term in the event of the director's death, disability, or retirement.
RSUs are also granted on a date within the last 15 days of December that is determined in advance by the Compensation Committee for service during the immediately preceding fiscal year. RSUs granted as director compensation vest in equal annual installments over two years, and shares underlying RSUs are deliverable 30 days after the vesting of the second installment. Upon a change of control of the Company or upon the death, disability, or retirement of the director, RSUs granted as director compensation will vest immediately and will be deliverable 30 days after vesting.

•
Committee Retainer. Each member of the Audit Committee, the Governance Committee, and the Compensation Committee receives annually, for service on each such Committee, a combination of cash and equity with a grant date fair value of $20,000 as follows (except that fractional share units and options are not issued): (a) one-third of this amount in cash; (b) non-qualified stock options having a grant date fair value of one-third of this amount; and (c) RSUs having a grant date fair value of one-third of this amount, in each case with the same material terms described above under “Equity.” In addition, the Chair of each of these committees receives an additional annual cash retainer of $10,000.

Each member of the Public Debt and Equity Securities Committee receives annually in any year in which the Committee meets or takes official actions, for service on such Committee, a combination of cash and equity with a grant date fair value of $10,000 as follows (except that fractional share units and options are not issued): (a) one-third of this amount in cash; (b) non-qualified stock options having a grant date fair value of one-third of this amount; and (c) RSUs having a grant date fair value of one-third of this amount, in each case with the same features described above under “Equity.” In addition, the Chair of that Committee receives an additional cash retainer of $5,000 in any year in which the Committee meets or takes official action.

•	Attendance at Board and Committee Meetings. Directors, Committee Chairs and Committee members do not receive any additional compensation for attendance at Board or Committee meetings.

•	Lead Independent Director. The Lead Independent Director, Mr. Edward G. Boehne, receives annually $10,000 in cash for his services in that capacity.
Other Director Compensation Arrangements
Mr. Bruce E. Toll entered into an Advisory and Non-Competition Agreement (the “Advisory Agreement”) with the Company as of November 1, 2010. The Advisory Agreement expires on October 31, 2016. The purpose of the Advisory Agreement is to provide us with the valuable and special knowledge, expertise, and services of Mr. Bruce E. Toll, one of our co-founders and a director of the Company since our inception, on a continuing basis, as well as to provide that Mr. Toll does not engage in specified activities. The Advisory Agreement provides, among other things, that we will retain Mr. Bruce E. Toll as Special Advisor to the Executive Chairman of the Board and the CEO until October 31, 2016, at a compensation rate of $675,000 for the first year of the term of the Advisory Agreement, with such compensation rate to be reduced by $75,000 in each of the remaining five years of the term of the Advisory Agreement. In fiscal 2015, he received compensation in the amount of $375,000 under the Advisory Agreement.
The Advisory Agreement provides that during the term of the Advisory Agreement, Mr. Bruce E. Toll will be an employee and entitled to receive the health plan benefits provided to our NEOs, which in fiscal 2015 were the same as those provided to all of our employees after 60 days of service with us. Mr. Bruce E. Toll is a participant in the Company’s 401(k) retirement plan. During fiscal 2015, we provided Mr. Bruce E. Toll with a contribution to the Company’s 401(k) retirement plan in the amount of $10,477. Mr. Bruce E. Toll is also a participant in the SERP, which provides an annual benefit to him of $230,000 for 20 years; however, no payments are to be made to him under the SERP until the expiration of the term (or termination) of the Advisory Agreement. See “Executive Compensation Tables—Pension Benefits During Fiscal 2015—Supplemental Executive Retirement Plan” for a more detailed description of the SERP.

Director Compensation Table
The following table sets forth information concerning the fiscal 2015 compensation awarded to or earned by our Non-Executive Directors. Executive directors are not compensated for their service as directors. The compensation received by our executive directors for their services as employees is shown in the Summary Compensation Table on page 52 of this proxy statement.
Director Compensation during Fiscal 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Robert S. Blank	63,336	63,350	63,323	—	—	190,009
Edward G. Boehne	86,670	66,687	66,669	—	—	220,026
Richard J. Braemer	61,668	56,676	56,663	—	—	175,007
Christine N. Garvey	60,002	60,013	60,009	—	—	180,024
Carl B. Marbach	80,004	70,007	69,983	—	—	219,994
Stephen A. Novick	66,670	66,687	66,669	—	—	200,026
Paul E. Shapiro	76,670	66,687	66,669	—	—	210,026
Bruce E. Toll	56,668	56,676	56,663	106,195	385,477	661,679

(1)
Annual RSU grants to Non-Executive Directors are made during the first quarter of each fiscal year for service on the Board and Board committees during the immediately preceding fiscal year; accordingly, the values reflected in the table above are values of grants for service in fiscal 2014.

Each Non-Executive Director received RSUs for Board and Board Committee service having a value of $53,333 for Board service. In addition, Non-Executive Directors received RSUs having a value of $6,666 for service on the Audit Committee, the Governance Committee, and the Compensation Committee, and RSUs having a value of $3,333 for service on the Public Debt and Equity Securities Committee. For purposes of determining the number of RSUs that are awarded, the RSU grant date fair value per share is the closing price of our common stock on December 19, 2014, the grant date of the awards. Fractional RSUs are not granted.

(2)
The Non-Executive Directors held the following amounts of outstanding unvested RSUs at October 31, 2015: Mr. Blank, 2,850 units; Mr. Boehne, 3,000 units; Mr. Braemer, 2,550 units, Ms. Garvey, 2,700 units; Mr. Marbach, 3,150 units; Mr. Novick, 3,000 units; Mr. Shapiro, 3,000 units; and Mr. Toll, 2,550 units. The Non-Executive Directors held the following amounts of outstanding vested RSUs at October 31, 2015: Mr. Blank, 900 units; Mr. Boehne, 948 units; Mr. Braemer, 806 units, Ms. Garvey, 853 units; Mr. Marbach, 995 units; Mr. Novick, 948 units; Mr. Shapiro, 948 units; and Mr. Toll, 806 units.

(3)
The annual stock option grants to Non-Executive Directors are made during the first quarter of each fiscal year for service on the Board and Board committees during the immediately preceding fiscal year; accordingly, the values reflected in the table above are values of grants for service in fiscal 2014.

Each Non-Executive Director received options for Board and Board committee service having a value of $53,333 for Board service. In addition, Non-Executive Directors received options having a value of $6,666 for service on the Audit Committee, the Governance Committee, and the Compensation Committee; and options having a value of $3,333 for service on the Public Debt and Equity Securities Committee. Options for fractional shares are not granted. The option grant values reflected in the table may vary from these amounts because the option grant date fair value per share is determined as follows:
For purposes of determining the number of shares that are subject to the options granted, the assigned value per share of the options was determined by multiplying the closing price of our stock on December 19, 2014, the date of the awards, by the average of the “Fair Value Quotient” for the three immediately previous fiscal years of the Company. The “Fair Value Quotient” is the fraction in which (x) the denominator is the closing price of our common stock on the date of the awards for each of the three years immediately preceding the current year, and (y) the numerator is the grant date fair value of the options granted in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718"); assumptions used in the calculation of the ASC 718 amounts are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015, excluding the effect of estimated forfeitures.

(4)
The Non-Executive Directors held unexercised stock options to acquire the following amounts of our common stock at October 31, 2015 : Mr. Blank, 122,507 shares; Mr. Boehne, 130,061 shares; Mr. Braemer, 114,401 shares; Ms. Garvey, 66,954 shares; Mr. Marbach, 129,613 shares; Mr. Novick, 129,061 shares; Mr. Shapiro, 125,311 shares; and Mr. Bruce E. Toll, 114,401 shares.

(5)	The amount in this column represents the increase in the actuarial present value of accumulated benefits under the SERP for Mr. Bruce E. Toll.

(6)
“All Other Compensation” consists of the following annual compensation and benefits provided to Mr. Bruce E. Toll pursuant to the Advisory Agreement. See “Other Director Compensation Arrangements,” above.

Annual compensation under Advisory Agreement	$375,000
Contribution to Company 401(k) plan	10,477
Total	$385,477

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis ("CD&A") focuses on how our NEOs are compensated and how their compensation aligns with the Compensation Committee's objectives in setting compensation for our NEOs. We also highlight certain changes the Compensation Committee made for fiscal 2016. In our CD&A, we will discuss:
New Developments for Fiscal 2016
In December 2015, the Compensation Committee changed several components of our executive compensation program to further support the linkage between pay and performance. These changes took into account feedback from stockholders and proxy advisory firms, current market practice, input from the Compensation Committee’s independent compensation consultant, and the Compensation Committee’s consideration of the results of the Say on Pay advisory vote held in 2015.
Summary of Executive Compensation Program Changes for Fiscal 2016

Prior Program		New Program
Annual incentive bonus based 100% on qualitative performance assessment, with cap subject to negative discretion	è	Payout of 60% of annual incentive bonus based on pre-tax income targets, with qualitative performance assessment limited to 40%
Long-term incentive award performance metrics based on pre-tax income, home building margin, and units delivered	è	Addition of relative total shareholder return ("TSR") as long-term incentive award performance metric
One-year performance period for all performance-based RSUs	è	Three-year performance period for those performance-based RSUs based on relative TSR
Mix of equity awards varies among NEOs	è	Mix of 60% performance-based RSUs and 40% stock options awarded to all NEOs other than the Executive Chairman
No clawback policy	è	Incentive compensation, including stock-based compensation, is subject to a clawback policy
Additional detail regarding these executive compensation program changes can be found under "Cash Compensation Decisions—Annual Incentive Bonus—Fiscal 2016 Bonus Performance Goals" on page 41, "Long-Term Incentive Compensation Decisions—Performance-Based RSUs—2016 Restricted Stock Units (Performance-Based)" on page 44, and "Other Compensation Practices and Policies—Clawback Policy" on page 50.

Consideration of Say on Pay Results
At our 2015 Annual Meeting of Stockholders, 87% of those stockholders voting on the Say on Pay proposal voted in support of the compensation of our NEOs. In the prior four consecutive years, at least 98% of stockholders who voted at our Annual Meeting of Stockholders supported our Say on Pay vote. In response to this decrease in support last year, the Compensation Committee undertook a comprehensive review of the Company's executive compensation program.
As part of this review, we held discussions with a number of our largest institutional stockholders, representing in the aggregate more than 20% of the Company's voting stock, regarding their views on the existing and proposed new components of the program. We also considered the assessments of our program by the two major proxy advisory firms. As a result of this review and the feedback received from stockholders, proxy advisory firms, and the Compensation Committee’s independent compensation consultant, the Compensation Committee made the changes summarized above to the executive compensation program effective for fiscal 2016.
Fiscal 2015 Company Performance
In determining NEO compensation for fiscal 2015, the Compensation Committee considered the contributions of each of our NEOs to the Company’s strategy to improve earnings and grow and diversify its businesses, including growth in targeted markets, growth of our apartment business, and geographic broadening of our active-adult product. The Compensation Committee also considered Company performance in fiscal 2015 and paid particular attention to the Company's performance in the areas of revenues, pre-tax income, and contracts:

•
Revenues: Our revenues in fiscal 2015 of $4.17 billion and home building deliveries of 5,525 units rose 7% in dollars and 2% in units compared to fiscal 2014 and were the highest for any fiscal year since fiscal 2007.

•
Income: Our pre-tax income improved to $535.6 million in fiscal 2015, compared to pre-tax income of $504.6 million in fiscal 2014. We reported net income of $363.2 million in fiscal 2015, or $1.97 per share diluted, compared to net income of $340.0 million in fiscal 2014, or $1.84 per share diluted, a 7% increase in diluted earnings per share.

•	Gross Margin: Our gross margin for fiscal 2015 was 21.6%, compared to 21.2% for fiscal 2014.

•
Contracts: Our net contracts signed in fiscal 2015 of $4.96 billion rose 27% in dollars and 12% in units compared to fiscal 2014. The average price of net signed contracts in the fourth quarter of fiscal 2015, at $872,000, was the highest average price for any quarter in our history.

The Compensation Committee also considered the following results and achievements:

•	Backlog: Our fiscal year-end 2015 backlog was $3.50 billion, up 29% compared to fiscal 2014. The $862,000 average price of homes in backlog at fiscal year-end 2015 was the highest in our history.

•	Selling, General and Administrative Expenses (“SG&A”): Our SG&A as a percentage of revenue improved to 10.9% for fiscal 2015 compared to 11.1% for fiscal 2014.

•	Operating Margin: Our operating margin improved to 10.7% for fiscal 2015 from 10.2% for fiscal 2014.

•
Joint Venture and Other Income: In fiscal 2015, we produced $88.7 million in pre-tax income from our joint ventures, ancillary operations, and other sources, compared to $107.3 million in fiscal 2014. The difference was due primarily to the fiscal 2014 benefit from the sale of substantially all of the assets of an unconsolidated entity.

•
Growth in an Improving Economy: On a compound average annual basis, our revenues, fiscal year-end backlog (in dollars) and contracts (in dollars) at fiscal year-end grew 30%, 33%, and 25%, respectively, since their recent respective lows in fiscal 2011, 2010 and 2009.

•	Growth in Targeted Markets: We expanded our presence in high-growth affluent markets, including our growth in Texas, and our expansion in California and New York City.

◦
In California, our contracts and backlog in dollars grew by 93% and 195% in fiscal 2015 compared to fiscal 2014, with our average price of homes in backlog reaching $1.5 million at the end of fiscal 2015.

◦
Toll Brothers City Living, which is heavily concentrated in the urban metro New York City market, was involved in nine existing projects totaling 918 units at fiscal year-end, with an attractive pipeline of future deals totaling 1,180 units in various stages of design and approval.

•	Geographic Broadening of Our Active-Adult Product: We expanded our active-adult product lines to the West Coast in fiscal 2015 and are building active-adult homes in Colorado and Nevada.

•	Growth of our Apartment Business: Toll Brothers Apartment Living continued to expand our pipeline of urban and suburban for-rent projects. At fiscal year-end, we were:

◦	Managing two stabilized communities totaling over 1,400 units;

◦	Leasing up four new communities totaling over 1,500 units; and

◦	In construction on three other rental communities totaling approximately 1,000 units, with nearly 3,500 additional units in our pipeline.

•
Honors: In fiscal 2015, we were named by Fortune magazine as The Most Admired Company in the Homebuilding Sector in a survey of over 4,100 executives, directors and security analysts. We were also named America’s Most Trusted Home Builder™ by Lifestory Research, based on a survey of 43,200 home shoppers in 27 markets.

Compensation Philosophy and Objectives
We face intense competition from a number of other home builders in each market in which we operate. It is vital to our success and long-term viability that our business continues to be managed by highly experienced, focused, and capable executives who possess the experience and vision to anticipate and respond to market developments.
The Board and the Compensation Committee believe that our ability to retain and motivate NEOs who possess the skills, experience, and capabilities to succeed in our competitive industry has been essential to our long-term success during all phases of the cycle of the real estate market and a significant factor in creating long-term value for our stockholders. Base salaries, annual incentive bonuses, long-term equity compensation, retirement benefits, and competitive employee benefits are the primary tools used to retain and motivate our NEOs to deliver superior performance and to enhance long-term value to our stockholders. The Compensation Committee believes it has developed a compensation program that rewards outstanding short-term and long-term performance and encourages actions that successfully deliver on our business strategy.
The Compensation Committee also believes that long-term incentives should be a significant factor in the determination of the actual compensation realized over time, particularly because the many actions and decisions that are required of our NEOs in the business of home building, including evaluating and purchasing land, planning the use of that land and the timing of that use, obtaining approvals, completing development, and generating revenues, require a long time horizon before we realize tangible financial benefits. The Compensation Committee’s primary objectives in setting compensation for our NEOs are:

•
Set compensation levels that are sufficiently competitive to attract, motivate, and reward the highest quality individuals to contribute to our goals and overall financial success. By keeping compensation competitive during times of growth as well as contraction, the Compensation Committee attempts to achieve these objectives.

•
Retain executives and encourage continued service. The Compensation Committee seeks not only to attract but also to maintain the continuity of our excellent management team. The Compensation Committee believes our stockholders have historically benefited from the continued employment of our NEOs over an extended period of time—the Executive Chairman, who co-founded our business in 1967 and has served as Executive Chairman since 2010; the CEO, who joined the Company in 1990 and served in various senior management positions during the 20 years preceding his appointment as CEO in 2010; the President and Chief Operating Officer ("COO"), who joined the Company in 1980 and had served in various positions during the 31 years preceding his appointment as COO in 2012 and as President in 2013; and the Chief Financial Officer ("CFO"), who joined the Company in 2008 and assumed the role of CFO in 2010. It is important that we concentrate on retaining and developing the capabilities of our current leaders and emerging leaders to ensure that we continue to have an appropriate depth of executive talent.

•
Incentivize executives to manage risks appropriately while attempting to improve our financial results, performance, and condition over both the short-term and the long-term. The Compensation Committee provides both short-term and long-term compensation for current performance, as well as to provide incentives to achieve short- and long-term goals. Because of the nature of our business and the way we operate our business and implement our strategies, we may not witness for several years the positive results of many decisions made or actions taken by our NEOs in any current fiscal year, including those in connection with land purchased and strategies implemented to manage risks and position us for growth. The Compensation Committee, by seeking a balance of short-term and long-term compensation, seeks to motivate and reward NEOs for decisions made today that may not produce immediate or short-term results, but are intended to have a positive long-term effect.

•
Align executive and stockholder interests. The Compensation Committee believes that the use of equity compensation, including use of performance-based RSU grants as a key component of executive compensation, is a valuable tool for aligning the interests of our NEOs with those of our stockholders, including the use of such compensation to reward actions that demonstrate long-term vision. Stock ownership requirements for our NEOs also support this alignment. The Compensation Committee believes that stock options further support this alignment over a long-term time horizon. When management and stockholder interests are aligned, the Compensation Committee believes management’s focus on creating long-term growth and value is increased.

•
Consider tax deductibility for incentive compensation. The Compensation Committee believes that tax deductibility for the Company is a favorable feature for an executive incentive compensation program. Although the Compensation Committee may award compensation to NEOs that is not tax-deductible when it deems that such compensation is in the best interests of the Company, it generally attempts to structure compensation for NEOs to meet the Code requirements for deductibility, including deductibility of compensation awarded under performance-based compensation plans.

•
Use pay practices that support good governance. We do not enter into employment agreements with NEOs or agreements that provide “golden parachute" cash payouts or excise tax gross-ups for our NEOs. Benefits conditioned upon a change of control are limited to vesting and potential payment of existing SERP benefits and and vesting of previously granted equity awards. Perquisites are limited. We maintain policies restricting NEOs hedging and pledging of Company shares. Incentive compensation, including stock-based compensation, is subject to a clawback policy starting in fiscal 2016.

Performance Assessment Process
Compensation Decision-Making Timeline
The Compensation Committee reviews and determines base salary, annual incentive bonuses, and long-term incentive compensation, as well as benefits and perquisites, on an annual basis. For compensation relating to fiscal 2015, the primary steps taken by the Compensation Committee to establish and award compensation to our NEOs were as follows:

Compensation Committee Action Taken

December 2014
Set 2015 performance goals for fiscal 2015 annual incentive bonus and performance-based RSU awards and fixed target number of 2015 performance-based RSU awards for NEOs
Set 2015 base salaries for the NEOs

June 2015
Reviewed the Say on Pay voting results from the 2015 annual meeting of stockholders, as well as feedback received from stockholders and proxy advisory firms on our executive compensation program
Reviewed 2014 NEO compensation compared to our Peer Group (as defined on page 47)
Reviewed a market assessment prepared by the Compensation Committee's independent compensation consultant of 2014 senior executive pay versus performance for the Company compared to the Peer Group
Reviewed Company financial results compared to the Peer Group for the prior fiscal year and the current fiscal year to date
Consulted with the independent compensation consultant regarding industry trends in executive compensation

November 2015
Reviewed market assessment prepared by the independent compensation consultant of Company 2014 senior executive pay versus projected Company fiscal 2015 performance compared to the Peer Group
Commenced new discussions with our largest stockholders and proxy advisory firms to gain their input on our executive compensation program
Held preliminary discussions regarding NEO individual performance during fiscal 2015

December 2015
Reviewed market assessment prepared by the independent compensation consultant of 2014 Company senior executive pay versus actual Company fiscal 2015 performance compared to the Peer Group
Reviewed each NEO’s individual performance during fiscal 2015
Reviewed fiscal 2015 performance goals and certified the level of performance attained for annual incentive bonus eligibility and performance-based RSU payouts
Determined fiscal 2015 annual incentive bonuses for the NEOs
Determined and granted equity awards for fiscal 2015 performance

Review of Company Performance
Throughout the fiscal year, the full Board monitored our financial performance in relation to our recent historical performance and in relation to our Peer Group. The Compensation Committee also reviewed our financial performance during the fiscal year, which it considered when making final fiscal 2015 compensation decisions. See "Fiscal 2015 Company Performance" above.

The Compensation Committee also considered fiscal 2015 financial performance and TSR of the Company compared to peer home building companies:

•	Based on equally-weighted revenue growth, pre-tax profit margin, and fiscal 2015 TSR, overall performance was positioned between median and 75th percentile compared to the Peer Group.

•	Relative TSR performance over one-, three-, five-, seven-, and ten-year periods was generally positive and typically positioned between median and 75th percentile compared to the Peer Group.
Review of Individual Performance
In making fiscal 2015 compensation determinations, the Compensation Committee considered the roles and responsibilities of our NEOs, in addition to the expertise gained during their tenure at the Company:

•
Robert I. Toll served as our Chief Executive Officer and Chairman of the Board from our inception until June 2010 when he assumed the new position of Executive Chairman of the Board. The Compensation Committee noted his continuing guidance and oversight with respect to Company strategy, particularly with respect to land acquisition as well as product and geographic expansion.

•
Douglas C. Yearley has been our Chief Executive Officer since June 2010. The Compensation Committee particularly noted his leadership in planning and guiding our growth and profitability, diversifying our business lines, growing our land holdings in key markets, and enhancing the Company's brand. The Compensation Committee also noted his ability to communicate with, and represent us before, the media, banking, and investor communities.

•
Richard T. Hartman has been our Chief Operating Officer since January 2012 and our President since January 2013. The Compensation Committee noted his leadership as the principal officer in charge of sales and home building activities, including geographical and product expansion, in addition to his ability to drive process and margin improvements.

•
Martin P. Connor has been our Chief Financial Officer since September 2010. The Compensation Committee recognized his ability to work productively with all divisions and personnel in controlling our costs, preserving our cash, raising and deploying capital, enhancing our balance sheet, and containing risk.

The Compensation Committee particularly noted the contributions of each NEO to the Company’s achievements described under “Fiscal 2015 Company Performance” above. In particular, the Compensation Committee considered:

•
The contributions of each of our NEOs to the Company’s strategy to improve earnings and grow and diversify its businesses in fiscal 2015, including growth in targeted markets, growth of its apartment business, and expansion of our active-adult product in the West region;

•	The contributions of Mr. Toll, Mr. Yearley, and Mr. Hartman to the Company’s land acquisition, backlog growth, and exit from under-performing markets in fiscal 2015;

•	The contributions of each of our NEOs to fiscal 2015 earnings per share growth and gross margin improvement;

•	Mr. Yearley's and Mr. Hartman's efforts to enhance the Company’s brand, which was reflected in industry honors received in fiscal 2015;

•	The contributions of Mr. Yearley and Mr. Connor to the Company's exploration of potential strategic transactions in fiscal 2015; and

•
Mr. Connor's contributions in the areas of new joint ventures formed; managing the Company’s balance sheet, including strategic and opportunistic repurchases of the Company's stock and the Company's public debt offering in fiscal 2015; and guidance toward improving the Company’s information technology infrastructure.

Elements of Compensation
Performance-Based Compensation
The Compensation Committee recognizes changing economic and industry conditions and changing compensation trends in its choice of methods to achieve the objectives discussed above, using a variety of compensation elements to accomplish its goals. In December 2015, the Compensation Committee changed certain features of our annual incentive bonus and long term incentive awards to further strengthen the linkage between pay and performance, as described more fully under "New Developments for Fiscal 2016" on page 32 and in the specific decisions discussed below.

	Annual Incentive	Long-Term Incentives

Form of Fiscal 2015 Compensation	Cash Bonus (Senior Officer Bonus Plan)	Performance-Based RSUs Stock Options Both subject to 4-year vesting

Fiscal 2015 Performance Metrics	Consolidated Revenues (50%) Pre-tax Income (50%) (1)	Performance-Based RSUs: Pre-tax Income (1/3) Home Building Margin (1/3) Units Delivered (1/3)

Fiscal 2015 Performance Targets	Revenues ≥ $3.550 billion Pre-tax Income ≥ $478,298,700	Performance-Based RSUs: Pre-tax Income: $531,443,000 Home Building Margin: 25.79% Units Delivered: 5,500

Fiscal 2015 Results	Revenues: $4.17 billion Pre-tax Income: $582,994,000	Performance-Based RSUs: 103.94% average payout Pre-tax Income: $582,994,000 (109.70%) Home Building Margin: 26.22% (101.67%) Units Delivered: 5,525 (100.45%)

Fiscal 2016 Performance Metrics	60% Formulaic Component Pre-tax Income 40% Discretionary Component (Senior Officer Bonus Plan) Consolidated Revenues (50%) Pre-tax Income (50%)
New Performance-Based RSU Measure:
Pre-tax Income (1/4)
Home Building Margin (1/4)
Units Delivered (1/4)
Relative TSR (1/4) over 3-year period (2)
Mix defined as 60% Performance-Based RSUs and 40% Stock Options (2)

(1)
Pre-tax income in the table above excludes impairments and certain other items considered non-recurring in nature in accordance with the Senior Officer Plan. Additional information regarding the calculation of the pre-tax income performance metric can be found under "Long-Term Incentive Compensation Decisions—Performance-Based RSUs—2015 Performance-Based RSUs" on page 44.

(2)
The performance-based RSU awards based on relative TSR were phased in by making a one-time grant of awards with performance periods of one and two years, in addition to the regularly recurring grant with a three-year performance period. For the NEOs other than Mr. Toll, the target dollar amount of performance-based RSUs based on relative TSR with a three-year performance period, plus the target number of performance-based RSUs based on the other three performance metrics, approximates 60% of the dollar value of equity awards granted to the NEOs in fiscal 2015.

Cash Compensation Decisions
Base Salary
Generally, when establishing annual base salaries, the Compensation Committee takes into account each NEO’s performance of his role and responsibilities over time and, to the extent useful, the range of compensation of comparable executives within our Peer Group. The Compensation Committee believes that its compensation objectives are more effectively met when most of an executive’s compensation package is composed of at-risk performance-based bonuses and long-term incentive compensation, rather than fixed compensation such as base salaries.
Fiscal 2015 Salary. In December 2014, the Compensation Committee determined that, for calendar year 2015, the base salaries of Mr. Toll, Mr. Yearley, and Mr. Hartman would remain at $1,000,000; and the base salary of Mr. Connor would be increased to $950,000. The increase in the base salary for Mr. Connor for calendar year 2015 was based on a consideration of his performance in fiscal 2014 and his increased tenure at the Company.
Fiscal 2016 Salary. In December 2015, the Compensation Committee determined that, for calendar year 2016, the base salaries of Mr. Toll, Mr. Yearley, and Mr. Hartman would remain at $1,000,000; and the base salary of Mr. Connor would be increased to $975,000. The increase in the base salary for Mr. Connor for calendar year 2016 was based on a consideration of his performance in fiscal 2015 and his increased tenure at the Company.

	Calendar 2016 Salary	Calendar 2015 Salary	Calendar 2014 Salary

Robert I. Toll	$1,000,000	$1,000,000	$1,000,000
Douglas C. Yearley, Jr.	$1,000,000	$1,000,000	$1,000,000
Richard T. Hartman	$1,000,000	$1,000,000	$1,000,000
Martin P. Connor	$975,000	$950,000	$850,000
Annual Incentive Bonus
Senior Officer Bonus Plan. The stockholder-approved Senior Officer Plan is designed to be sufficiently flexible to allow the Compensation Committee to make awards in appropriate amounts and with appropriate performance periods and performance goals to the plan participants designated by the Compensation Committee. All of our NEOs have been designated as participants in the Senior Officer Plan. Awards paid under the Senior Officer Plan are designed to be tax deductible “qualified performance-based compensation” under Section 162(m) of the Code.
In order to maximize tax deductibility of awards under the Senior Officer Plan, the Compensation Committee has established that no award payable under the Senior Officer Plan can exceed an award cap of $8.5 million (the "Award Cap"). The Compensation Committee has no discretion to increase the amount of any awards beyond the Award Cap but may, in its sole discretion, reduce or completely eliminate an award based on such facts and circumstances as it deems relevant.
Fiscal 2015 Bonus Performance Goals. For fiscal 2015, the Compensation Committee met in December 2014 and established that eligibility for the full amount available to the NEOs under the Senior Officer Plan was conditioned upon our achievement of equally weighted consolidated revenue and pre-tax income targets. The Compensation Committee chose to maintain an equal weighting of consolidated revenue, as a measure of growth, and pre-tax income, as a measure of both operating profitability and the Company’s performance in its joint venture and non-home building activities.

Eligibility goals were set by the Compensation Committee based on forecasted results for the fiscal year and performance under the Senior Officer Plan in prior years. Eligibility for 50% of the amount available to the NEOs under the Senior Officer Plan was conditioned upon our achievement of at least 80% of these targets:

Performance Metric	100% Eligibility	50% Eligibility (80%)

Consolidated Revenues	≥ $3.550 billion (50%)	≥ $2.840 billion (25%)
Pre-tax Income (1)	≥ $478,298,700 (50%)	≥ $382,638,960 (25%)

(1)
Excluding impairments and certain other items considered non-recurring in nature in accordance with the Senior Officer Plan. Additional information regarding the calculation of the pre-tax income performance metric can be found under "Long-Term Incentive Compensation Decisions—Performance-Based RSUs—2015 Performance-Based RSUs" on page 44.

2015 Cash Annual Incentive Bonuses. The Compensation Committee met in December 2015 and determined that we had exceeded the consolidated revenues and pre-tax income targets for 100% eligibility during fiscal 2015 and, therefore, the maximum amount was potentially available to each of the NEOs. The awarding of cash incentive bonuses under the Senior Officer Plan considers actual results against financial performance goals but allows the Compensation Committee to use judgment in making a qualitative assessment of the overall individual performance of each NEO and Company performance during fiscal 2015.
For fiscal 2015 performance, the Compensation Committee awarded cash annual incentive bonuses that were well below the maximum amounts allowable under the Senior Officer Plan, which has been true since adoption of the initial plan in 2010. In exercising its discretion to determine the actual cash incentive bonus amount to be paid to each NEO, the Compensation Committee did consider, however, that fiscal 2015 revenues and pre-tax income exceeded the eligibility goals set forth above.
The Compensation Committee further considered actual results compared to performance targets for pre-tax income, home building margin, and units delivered, which were the metrics established by the Committee at the beginning of the fiscal year for the 2015 performance-based RSUs. For a further discussion of these performance metrics and actual results, see “2015 Performance-Based RSUs” on page 44. The Compensation Committee reviewed fiscal 2015 results in each of these areas both on an absolute basis and relative to the prior fiscal year. The Compensation Committee also considered that 2015 performance in the areas of pre-tax income, home building margin, and units delivered exceeded 2014 results.
In its evaluation of individual performance, the Compensation Committee considered each NEO’s contribution to the financial and other business achievements highlighted above, as well as the Company’s fiscal 2015 results in the areas of contracts, backlog, and SG&A. Additionally, the Compensation Committee recognized the contributions of each of our NEOs to the Company’s strategy to improve earnings and grow and diversify its businesses in fiscal 2015, including growth in targeted markets, growth of its apartment business, and expansion of its active-adult product in the West region. For further discussion of these considerations, see “Fiscal 2015 Company Performance” on pages 33 to 34 and "Performance Assessment Process” starting on page 36. The Compensation Committee did not establish any individual performance goals for the NEOs at the commencement of fiscal 2015.
The Compensation Committee believed that, by surpassing the established fiscal 2015 Senior Officer Plan performance goals and by performing in an outstanding manner in fiscal 2015, Mr. Toll, Mr. Yearley, Mr. Hartman, and Mr. Connor merited cash annual incentive bonuses for fiscal 2015 performance of $1,500,000, $2,500,000, $875,000, and $875,000, respectively.

Fiscal 2016 Bonus Performance Goals. In December 2015, the Compensation Committee set the 2016 performance goals for the Senior Officer Plan and determined that it would retain consolidated revenues and pre-tax income as the fiscal 2016 performance metrics under the Senior Officer Plan but adopted other changes to the annual incentive bonus.
Pre-Tax Income Bonus Target. In December 2015, the Compensation Committee determined that payout of 60% of the annual incentive bonus for performance in fiscal 2016 would be based on achievement of a target level of pre-tax income (excluding impairments and other items considered non-recurring in nature).
For fiscal 2016, the bonus payment based on pre-tax income performance may range between 80% and 120% of the target bonus amount to the extent that the Company’s pre-tax income for fiscal 2016 is between 80% and 120% of the pre-tax income target. No amounts will be paid for pre-tax income performance if the Company’s actual pre-tax income for fiscal 2016 is less than 80% of the pre-tax income target. The bonus payment for pre-tax income performance will be paid at the maximum level of 120% of the target bonus amount if the Company’s pre-tax income for fiscal 2016 is equal to or greater than 120% of the pre-tax income target.
In addition, the Compensation Committee anticipates that the NEOs will be eligible to earn the remaining 40% of their target level bonus based on the Company’s and the NEOs' performance during fiscal 2016, as determined by the Committee in its qualitative assessment of individual and Company performance and subject to achievement of the 2016 performance goals under the Senior Officer Plan.
Eligibility goals for fiscal 2016 were set by the Compensation Committee based on forecasted results for the fiscal year and performance under the Senior Officer Plan in prior years. Since adoption of the initial plan in 2010, NEOs have been incentivized to exceed the pre-established eligibility goals, and the Compensation Committee has used its discretion under the Senior Officer Plan to reduce annual incentive bonuses that were well below the maximum amounts allowable under the plan.
Total Fiscal 2015 Cash Compensation
Total cash compensation (base salary and annual incentive bonus) paid to or earned by the NEOs for fiscal 2015 is set forth below. Details on total compensation, measured and presented in the format required by the SEC, can be found in the Summary Compensation Table on page 52 of this proxy statement.

	Base Salary	Annual Incentive Bonus	Total Fiscal 2015 Cash Compensation

Robert I. Toll	$1,000,000	$1,500,000	$2,500,000
Douglas C. Yearley, Jr.	$1,000,000	$2,500,000	$3,500,000
Richard T. Hartman	$1,000,000	$875,000	$1,875,000
Martin P. Connor (1)	$933,333	$875,000	$1,808,333

(1)	Reflects base salary earned during fiscal 2015. Base salary is paid on a calendar year basis; the 2015 calendar year salary for Mr. Connor was $950,000.
Long-Term Incentive Compensation Decisions
The Compensation Committee awards equity compensation to our NEOs in the form of stock options and performance-based RSUs. These equity awards are based on its assessment of the Company’s performance for a given fiscal year, as well as its determinations of the effectiveness of each NEO and the extent of his contributions to our success, and the economic climate in which we operate.

Stock Options
Stock options for all employees, including NEOs, are granted on a date within the last 15 days of December that is set in advance by the Compensation Committee. Because options are granted with exercise prices equal to the fair market value of the underlying common stock on the date of the grant, any value that may ultimately be realized by an employee is based entirely upon our future stock price performance and return of capital to stockholders, which supports alignment with stockholder interests.
Options granted to our NEOs have a term of ten years from the date of the grant, and these options vest in equal annual amounts over a four-year period, beginning on the first anniversary of the date of the grant. Options would continue to vest and be exercisable for the remainder of the ten-year term upon death, disability, or, in most cases, qualified retirement, and would fully vest upon a change of control of the Company. In addition, all unexercised stock options, vested and unvested, granted to NEOs are subject to forfeiture in the event that, after the NEO retires or otherwise leaves our employ, the NEO competes with us. See “Potential Payments upon Termination or Change of Control” starting on page 58 of this proxy statement.
2015 Options. At the beginning of fiscal 2015, the Compensation Committee granted stock options to each of the NEOs, as set forth in the Grants of Plan-Based Awards During Fiscal 2015 table on page 54 of this proxy statement. These grants were awarded on December 19, 2014 in recognition of the respective NEO’s performance during fiscal 2014.
2016 Options. In December 2015, the Compensation Committee granted stock options to each of the NEOs in recognition of their fiscal 2015 performance in order to further the Compensation Committee’s objectives, as set forth above. These grants were based on a dollar value and converted to a number of stock options as described below.
The Compensation Committee determined a dollar value of stock options to be granted to each NEO (other than Mr. Toll) by reference to 40% of the total dollar value of equity awards granted in fiscal 2015 in order to generally provide a mix of 40% stock options and 60% RSUs (performance-based) as further discussed below. Such grants have an exercise price of $32.85, the closing price on the Company's stock on December 18, 2015. Because they were granted in fiscal 2016, the grants below will be reflected in the executive compensation tables in next year’s proxy statement.

The following table sets forth the number of stock options granted on December 18, 2015, in recognition of the respective NEOs' performance in fiscal 2015.

Option Grant for 2015 Performance (1)

Robert I. Toll	144,579
Douglas C. Yearley, Jr.	137,584
Richard T. Hartman	41,939
Martin P. Connor	34,658

(1)
For purposes of determining the number of shares that are subject to the options granted, the assigned value per share of the options was determined by multiplying the closing price of our stock on December 18, 2015, the date of the awards, by the average of the “Fair Value Quotient” for the three immediately previous fiscal years of the Company. The “Fair Value Quotient” is the fraction in which (x) the denominator is the closing price of our common stock on the date of the awards for each of the three years immediately preceding the current year, and (y) the numerator is the grant date fair value of the options granted in accordance with ASC 718; assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015, excluding the effect of estimated forfeitures.

Performance-Based RSUs
Starting in fiscal 2012, the Compensation Committee has awarded performance-based RSUs to each of the NEOs in addition to granting stock options as described above. The Compensation Committee chose to award performance-based RSUs based on the recommendation of the Committee’s independent compensation consultant to further encourage our growth and profitability through use of a medium-term equity award tied to pre-established performance metrics.
To measure performance in fiscal 2015, the Compensation Committee determined that it would grant performance-based RSUs measuring performance in pre-tax income (excluding impairments and other items considered non-recurring in nature), home building margin, and units delivered as performance metrics ("PRSUs"). In making this determination at the beginning at fiscal 2015, the Compensation Committee considered that the inclusion of pre-tax income would measure operating profitability as well as the Company’s performance in its joint venture and non-home building activities. The Compensation Committee selected the number of units delivered as one of the performance metrics because it is a measure of growth, and it selected home building margin because it measures profitability and efficiency.
Each performance metric has a minimum threshold level, which, if achieved, would earn 90% of the PRSUs allocated to that metric; a target level, which, if achieved, would earn 100% of the PRSUs allocated to that metric; and a maximum level, which, if achieved, would earn 110% of the PRSUs allocated to that metric. To the extent that actual performance results fall between these levels, the PRSUs earned would be determined proportionately between those levels. Because the Compensation Committee views these three PRSU performance metrics as being equally important, they are evenly weighted in determining a blended average to calculate the payout for the PRSUs. If the minimum threshold performance level of 90% is not achieved, no award is made.
The performance levels and payout for the 2015 PRSUs are set forth below under “2015 Performance-Based RSUs.” For fiscal 2014 performance, our NEOs earned 106.00%, 97.78%, and 96.38% of the 2014 PRSUs allocated to achievement of pre-tax income, home building margin, and units delivered, respectively. For fiscal 2013 performance, our NEOs earned 108.13%, 101.66%, and 104.60% of the 2013 PRSUs allocated to achievement of income from operations (which preceded pre-tax income as a performance measure), home building margin, and units delivered, respectively. For fiscal 2012 performance, our NEOs earned 110%, 110%, and 109.53% of the 2012 PRSUs allocated to achievement of income from operations, home building margin, and units delivered, respectively.
If the minimum performance criteria have been met, each PRSU is subject to vesting in equal annual amounts over four years from the date of grant and the PRSUs will not be delivered until the end of the four-year service vesting period, except that in the event of termination of service, the NEO would be entitled to receive shares underlying vested PRSUs. Shares subject to PRSUs held by an NEO fully vest and all restrictions immediately lapse upon a NEO’s termination of his employment due to death or disability. In addition, all shares subject to PRSUs fully vest and all restrictions lapse upon a change of control of the Company. See “Potential Payments upon Termination or Change of Control” starting on page 58 of this proxy statement.

2015 Performance-Based RSUs. In December 2014, the Compensation Committee granted 2015 PRSUs relating to target levels of 133,667 shares to Mr. Toll, 100,000 shares to Mr. Yearley, 30,000 shares to Mr. Hartman, and 25,000 shares to Mr. Connor, respectively. The target level of shares for each NEO remained unchanged from the prior year, in light of the Compensation Committee's consideration of the amount determined to yield appropriate total direct compensation over the vesting period based on the historical payout of the PRSU awards. The 2015 PRSUs were divided into three evenly weighted performance metrics: pre-tax income, home building margin, and units delivered. The minimum, target, and maximum performance goals for the three 2015 PRSU metrics, as well as actual fiscal 2015 performance, are set forth below.

2015 Performance Metric	Minimum (90%)	Target (100%)	Maximum (110%)	Fiscal 2015 Actual

Pre-tax Income (1)	$478,298,700	$531,443,000	$584,587,300	$582,994,000
Home Building Margin (1)(2)	23.21%	25.79%	28.37%	26.22%
Units Delivered	4,950	5,500	6,050	5,525

(1)	The following items, to the extent disclosed in a press release or conference call, are excluded from these performance metrics:

•	Restructuring and severance costs pursuant to a plan approved by the Board, CEO and/or President and COO

•	Gains or losses from litigation or claims, natural disasters, terrorism, fraud, or fraud investigations

•	Effect of changes in laws, regulations, or accounting principles

•
The gain or loss from the sale or discontinuance of a business segment, division, or unit and the budgeted, unrealized earnings before interest, taxes, depreciation, and amortization (EBITDA) for this business segment, division, or unit

•	Extraordinary items as defined by generally accepted accounting principles or non-recurring items
In addition, the following items are also excluded from these performance metrics:

•	Write-down or impairment of assets or joint venture investments

•	Stock-based compensation overages or underages compared to budget

•	Out-of-period charges or credits

•	Expense of an acquisition

•	Gains or losses from derivative transactions
(2)    Defined as home building cost of sales, excluding interest expense, as a percentage of home building revenue
In December 2015, the Compensation Committee determined the level of the performance criteria that had been met for the 2015 PRSUs awarded in December 2014. The Compensation Committee determined that the percent achieved for pre-tax income, home building margin, and units delivered was 109.70%, 101.67% and 100.45%, respectively, and the payout for the 2015 PRSUs, based on a blended average of the metrics, would be at 103.94% of target.
Based on this payout at 103.94% of target, our NEOs earned the following numbers of 2015 PRSUs: Mr. Toll – 138,933; Mr. Yearley – 103,940; Mr. Hartman – 31,182; and Mr. Connor – 25,985. One-fourth of the 2015 PRSUs vested on December 19, 2015, the first anniversary of the grant date and the remaining three-fourths of these RSUs remain subject to service-based vesting.
2016 Restricted Stock Units (Performance-Based). The Compensation Committee decided that, starting in fiscal 2016, it would determine the amount of these awards on a fixed dollar basis and that it generally would fix the mix of equity awards to be 60% RSUs (performance-based) and 40% stock options based on input from its independent compensation consultant and its review of programs at other Peer Group companies. The Compensation Committee generally determined the target level of RSUs (performance-based) by reference to 60% of the total dollar value of stock options and PRSUs granted to each NEO in fiscal 2015. The number of target RSUs (performance-based) granted to each NEO in December 2015 was based on the closing price of the Company's common stock on December 18, 2015.

2016 PRSUs. In December 2015, the Compensation Committee approved the grant of PRSUs for fiscal 2016 performance, subject to achievement of the award performance metrics in fiscal 2016, relating to the target levels of 59,818 shares to Mr. Toll, 81,049 shares to Mr. Yearley, 24,429 shares to Mr. Hartman, and 20,092 shares to Mr. Connor. The Compensation Committee determined that, generally, PRSUs would account for three-fourths of RSUs (performance-based) awarded to any NEO for the target level of shares for fiscal 2016 performance for the reasons stated below. The Compensation Committee determined that it would retain pre-tax income, home building margin, and units delivered as three equally-weighted performance metrics for the 2016 PRSUs.
2016 TSR Performance-Based RSUs ("TSR PRSUs"). In December 2015, the Compensation Committee determined that it would add TSR as a performance metric for long-term incentive awards and award PRSUs based on relative TSR ("TSR PRSUs"). The Compensation Committee determined that, generally, TSR would be weighted equally with the three performance metrics under the PRSUs, so TSR PRSUs would account for one-fourth of RSUs (performance-based) awarded to any NEO.
The Compensation Committee determined that TSR PRSUs generally will have a three-year performance period, with vesting and settlement of the award to occur upon the conclusion of the performance period. At the conclusion of the TSR PRSU performance period, the Compensation Committee will determine TSR for the performance period for the Company and each member of the Peer Group.
The Company’s relative TSR percentile rank will be determined by ranking the Peer Group companies from the highest to the lowest according to their respective TSR, then calculating the TSR percentile ranking of the Company relative to other companies in the Peer Group. At that time, the Compensation Committee will determine the number of TSR PRSUs earned by multiplying the target award by the TSR multiplier. The TSR multiplier will be based on the TSR percentile ranking of the Company as follows:

Relative TSR Percentile Rank	TSR Multiplier (1)

Less than 25th Percentile	0%
25th Percentile	50% (threshold)
50th Percentile	100% (target)
75th Percentile or Above	200% (maximum)

(1)	The Total Shareholder Return Multiplier will be determined by linear interpolation for any achievement of the Relative TSR Percentile Rank which falls between the target percentages above.
In December 2015, the Compensation Committee also determined that it would phase in the TSR PRSU awards by making a one-time grant of TSR PRSU target awards with performance periods of one and two years, in addition to the regularly recurring grant with a three-year performance period as follows:

	December 2015 TSR PRSU Target Awards
	1-Year Performance Period (11/1/2015-10/31/2016)	2-Year Performance Period (11/1/2015-10/31/2017)	3-Year Performance Period (11/1/2015-10/31/2018)

Robert I. Toll	19,939	15,373	10,822
Douglas C. Yearley, Jr.	27,017	27,017	27,017
Richard T. Hartman	8,143	8,143	8,143
Martin P. Connor	6,697	6,697	6,697

As discussed above, the Compensation Committee decided that it would determine the amount of these awards on a fixed dollar basis and that it generally would fix the mix of equity awards to be 60% RSUs (performance-based) and 40% stock options. The number of target RSUs (performance-based) granted to each NEO in December 2015 was based on the closing price of the Company's common stock on December 18, 2015.
For the NEOs other than Mr. Toll, the target dollar amount of TSR PRSUs with a three-year performance period, plus the target number of PRSUs, approximates 60% of the dollar value of equity awards granted to the NEOs in fiscal 2015, with the three-year TSR PRSUs representing 25% of the target number of RSUs (performance-based). The one-time grants of TSR PRSU target awards with performance periods of one and two years were fixed at the number of three-year TSR PRSUs for the NEOs other than Mr. Toll. For Mr. Toll, given his role of Executive Chairman, the target numbers of TSR PRSUs were adjusted to award fewer TSR PRSUs with longer performance periods.
Compensation Decision-Making Process
Participation by Management
The Compensation Committee worked with management to establish its meeting agendas and determine the participants. Throughout the year, the Compensation Committee requested information from management and the Committee’s independent compensation consultant, including information about the compensation practices and financial performance of other companies in the home building industry and other industries. Our CEO and CFO were invited by the Compensation Committee to attend certain of its meetings in order to provide information and answer questions regarding the Company’s strategic objectives and financial performance. Our other NEOs were also available to Compensation Committee members and to attend its meetings upon request.
With regard to compensation decisions relating to the Executive Chairman, the Compensation Committee, in addition to its own assessment of the Executive Chairman’s performance during fiscal 2015, gained significant insight into the performance of the Executive Chairman during that same period from its many exchanges with the other NEOs, other Company officers, and the other directors. The Executive Chairman submitted recommendations to the Compensation Committee regarding salary, bonus, equity compensation, and overall compensation levels for the CEO. Our CEO, in conjunction with the Executive Chairman, submitted recommendations to the Compensation Committee regarding salary, bonus, equity compensation, and overall compensation levels for the President and COO and the CFO. The Compensation Committee, after consideration of all of these inputs, determined the actual awards to the Executive Chairman, the CEO, the President and COO, and the CFO.
Use of Independent Compensation Consultant
The Compensation Committee engaged Compensation Advisory Partners LLC (“CAP”) to serve as its independent compensation consultant for fiscal 2015. CAP received instructions from, and reported to, the Compensation Committee on an independent basis. CAP was also authorized by the Compensation Committee to share with and request and receive from management specified information in order to prepare for Compensation Committee meetings.
The Compensation Committee requested CAP’s advice on a variety of matters, including the amount and form of executive compensation, compensation strategy, market comparisons, pay and performance alignment versus industry peers, executive pay trends, compensation best practices, compensation-related legislative matters and related rulemaking, and potential compensation plan designs and modifications. The Compensation Committee met with CAP, both with and without management, on several occasions during fiscal 2015, and also in early fiscal 2016 with respect to compensation decisions for fiscal 2015 performance. During fiscal 2015, CAP did not provide any services to the Company or its affiliates other than advising the Compensation Committee on executive officer compensation.

The Compensation Committee conducts a formal evaluation of the independence of CAP annually in the first quarter of the fiscal year. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work CAP performed in fiscal 2015. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Rule 10C-1 under the Exchange Act and the NYSE’s listing standards.
Market Comparisons
Although the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on market comparisons or industry practices, it believes that information regarding pay practices at other companies is useful in three respects. First, marketplace information is one of many factors considered in assessing the reasonableness of compensation. Secondly, our compensation practices must be generally competitive for executive talent in the home building industry and in the overall market. Thirdly, marketplace information reflects emerging and changing components and forms of compensation. While the Compensation Committee considers peer compensation levels and practices when making its compensation decisions, it does not target compensation at any particular point within a range established by a comparison of the financial performance or compensation levels of our peer companies.
In 2015, the Compensation Committee, with guidance from its independent compensation consultant, reviewed our NEOs’ compensation against a peer group of publicly-traded home building companies (the “Peer Group”). The Peer Group consisted of the following companies with whom the Compensation Committee believes we primarily compete for talent and market share:

Beazer Homes USA, Inc.	KB Home	Meritage Homes Corporation
CalAtlantic Group, Inc. (1)	Lennar Corporation	NVR, Inc.
D. R. Horton, Inc.	M. D. C. Holdings, Inc.	PulteGroup, Inc.
Hovnanian Enterprises, Inc.	M/I Homes, Inc.	Taylor Morrison Home Corporation
Tri Pointe Group, Inc. (2)

(1)	CalAtlantic Group, Inc. was formed in the merger between The Ryland Group, Inc. and Standard Pacific Corp., both of which were in the Peer Group prior to the merger.

(2)	Tri Pointe Group, Inc, was added to the Peer Group in December 2015.
Of the companies within our Peer Group, only CalAtlantic Group, Inc. and D.R. Horton, Inc. have an executive chairman. The Compensation Committee considered the executive chairman compensation information for these two companies in its review of Peer Group pay practices. Our independent compensation consultant also discussed compensation practices generally for executive chairmen in companies of similar size outside of the home building sector but noted that the role of executive chairman is highly individualized and therefore compensation for this role varies considerably.
Benefits and Perquisites
We provide all of our employees (after 60 days of service with us), including our NEOs, with specified employee benefits programs. These include the opportunity to save for retirement through the Toll Brothers 401(k) Savings Plan (the “401(k) Plan”) and various health and welfare benefit programs, including medical, dental, life insurance, and long-term disability insurance.
The 401(k) Plan is a qualified retirement savings plan under the Code. Participants in the 401(k) Plan may contribute a portion of their compensation, subject to IRS regulations and specified limitations applicable to “highly compensated employees,” as such term is defined in the Code. After a year of service, we may match a portion of each participant’s contribution and also may make an annual discretionary contribution to each active participant’s account. All of the NEOs were participants in the 401(k) Plan during fiscal 2015. We share the cost of the above programs with our employees. Our NEOs participate in these programs on the same terms as our other employees. These programs are intended to promote the health and financial security of our employees and are provided at competitive market levels to attract, retain, and reward employees.
Supplemental Executive Retirement Plan
We also maintain a SERP, which provides retirement benefits to our NEOs. The Board’s intention when adopting the SERP was to provide competitive retirement benefits, to protect against reductions in retirement benefits due to tax law limitations on qualified plans, and to encourage continued employment or service with the Company. For a discussion of the material terms of the SERP, please see “Executive Compensation Tables—Pension Benefits During Fiscal 2015—Supplemental Executive Retirement Plan.”
In December 2014, the Compensation Committee determined to increase the SERP annual benefit payable to Mr. Yearley to $200,000 from $175,000, and to increase the SERP annual benefit payable to Mr. Hartman and Mr. Connor to $145,000 from $125,000. The Compensation Committee took into consideration the use of the SERP to encourage retention of the Company’s NEOs. The annual benefit amounts to our NEOs under the SERP as of the end of fiscal 2015 are set forth in the table below under “Executive Compensation Tables—Pension Benefits During Fiscal 2015—Supplemental Executive Retirement Plan.”
Perquisites
Perquisites did not constitute a material portion of the compensation paid to our NEOs for fiscal 2015. We provide our NEOs with limited perquisites and personal benefits that the Compensation Committee believes are consistent with our executive compensation philosophy and objectives. Each fiscal year, the Compensation Committee reviews and approves those perquisites that are to be provided to our NEOs. The Compensation Committee believes the perquisites for fiscal 2015, which included auto and gas allowances, insurance, and tax and financial statement preparation assistance, as more fully described in the footnotes to the Summary Compensation Table in this proxy statement, are reasonable, consistent with our past practices, and consistent with general practices in our industry.
Deferred Compensation Plan
The Toll Bros., Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was designed to enable certain management and highly compensated employees, including our NEOs, to defer a portion of their cash compensation during any calendar year. In December 2014, the Company amended and restated the Deferred Compensation Plan (the "2015 Plan"), which had been frozen for compensation earned after December 31, 2011, to enable employees to defer a portion of their cash compensation starting in January 1, 2015. Mr. Hartman and Mr. Connor are participants in the 2015 Plan. Any amounts deferred prior to January 1, 2015, which are not re-deferred under the 2015 Plan, will continue to be governed by the terms of the Deferred Compensation Plan in effect prior to January 1, 2015. Mr. Hartman is the only NEO who participated in the Deferred Compensation Plan prior to January 1, 2015. We have the right under the 2015 Plan to make discretionary contributions for the benefit of any participant in the 2015 Plan. We did not make discretionary contributions to any NEO under the 2015 Plan in fiscal 2015.
Interest earned during fiscal 2015 on NEO deferred compensation that is considered above-market interest under SEC rules is included under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table in this proxy statement, and further information about NEO deferred compensation is contained in the Nonqualified Deferred Compensation During Fiscal 2015 table in this proxy statement.

Other Compensation Practices and Policies
Employment Agreements, Change of Control Provisions and Severance Payments
None of our NEOs has an employment agreement with us. We do not have a severance plan for our NEOs. We have no change of control agreements relating to employment benefits or additional benefits that arise simply from a change of control or severance related thereto; however, under our equity compensation plans and our SERP, awards and benefits are generally subject to special provisions upon a defined “change of control” transaction. Upon a change of control, any outstanding options, RSUs, deferred cash, or other plan awards will generally immediately vest, and any restrictions will immediately lapse. Under the SERP, if there is a change of control of the Company, all participants in the SERP would be fully vested in their SERP benefits and potentially eligible for a lump sum payout. See “Potential Payments upon Termination or Change of Control” starting on page 58 of this proxy statement.
Stock Ownership Guidelines
We maintain stock ownership guidelines pursuant to which our executive officers and non-management directors are expected to acquire a meaningful level of stock ownership in the Company so as to further align their interests with those of our stockholders. Under the guidelines, the executive officers and non-management directors are expected to own shares equivalent in value to a multiple of his or her base salary or annual cash retainer, as applicable, as set forth below:

Position	Multiple

Executive Chairman and CEO	3.0 x base salary
Other Executive Officers	1.0 x base salary
Directors	3.0 x annual cash retainer
Executive officers and directors are expected to achieve compliance with these levels of ownership within the later of five years from adoption of the guidelines in December 2012, or the date he or she assumes the position of executive officer or director, and may not sell net shares of stock received upon the exercise of stock options (that is, shares other than those sold to pay withholding taxes, brokerage fees, and the exercise price) unless and until he or she has met these required levels of ownership.
On an annual basis, the Governance Committee reviews adherence to the stock ownership guidelines. For purposes of the guidelines, the following are included as “owned”:

•
shares of stock owned by the executive officer or director, including shares held in a trust controlled by the executive officer or director, by a spouse or by minor children that are deemed beneficially owned by the executive officer or director under Rule 13d-3 under the Exchange Act;

•	one-third of the shares underlying vested stock options that were “in the money” at the beginning of the fiscal year of review; and

•	shares of stock underlying vested performance stock units, RSUs, and restricted stock awards, regardless of provisions relating to delivery.
Specifically excluded from ownership under the guidelines as “owned” shares are any shares of stock or other equity-based awards which are pledged as collateral for a loan to a third party so long as such pledge remains in effect.
If an executive officer or director satisfies these guidelines, they are generally deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price so long as the executive officer or director continues to hold the shares originally included in determining compliance. At the time of the Governance Committee's review of adherence to the stock ownership guidelines in December 2015, each NEO and director had achieved a stock ownership level in excess of the applicable level set forth above.

Anti-Hedging Policy
We have an insider trading policy that sets forth guidelines and restrictions applicable to employees’ transactions involving our stock. Among other things, this policy prohibits our employees from engaging in puts, calls, or similar options on our stock or in any derivative equity securities of the Company, or selling our stock short. In addition, this policy prohibits directors and executive officers from entering into hedging arrangements with respect to our equity securities that are designed to offset or reduce the risk of price fluctuations in the underlying security (such as covered calls, collars, or other transactions that sever the ultimate alignment with our stockholders’ interests).
Pledging Policy
In fiscal 2013, the Governance Committee adopted a policy that prohibits any pledging of the Company’s equity securities by executive officers and directors with limited exceptions. At the time it established this policy, the Governance Committee considered the particular circumstances of Mr. Robert I. Toll and Mr. Bruce E. Toll as co-founders of the Company with substantial ownership of the Company’s equity securities and included specific exceptions for the two co-founders.
Subsequent to the adoption of the policy, the Governance Committee and Mr. Bruce E. Toll have agreed that he will not increase the aggregate number of shares of Company stock he has pledged, and the Governance Committee revised the Company’s pledging policy in January 2014 to reflect this agreement. In fiscal 2015, Mr. Bruce E. Toll reduced the aggregate number of shares of Company stock he has pledged.
With respect to Mr. Robert I. Toll, any increase in the aggregate number of shares of Company stock that he has pledged is prohibited under the policy except in situations, and on conditions, pre-approved by the Company’s General Counsel. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to:

•	the percentage of the individual’s equity holdings that are currently pledged;

•	the percentage of the Company’s outstanding class of equity securities represented by the number of securities of that class being pledged;

•	the market value of the securities being pledged and the total market value of the Company’s outstanding equity securities;

•	the historical trading volume of the Company’s equity securities; and

•	any compelling needs of the individual justifying the pledge transaction under the circumstances.
The General Counsel’s decisions are reviewed by the Governance Committee.
As a result of this policy, no executive officer or director, other than Mr. Robert I. Toll and Mr. Bruce E. Toll, has Company shares that are pledged as of the date of this proxy statement. The number of shares pledged by Mr. Robert I. Toll and Mr. Bruce E. Toll as of the Record Date represents 2.9% and 1.8%, respectively, of the Company’s outstanding stock. The Governance Committee continues to monitor and seek reductions in the shares pledged by the Company’s co-founders.
Clawback Policy
In January 2016, the Board adopted a policy regarding the recoupment of incentive compensation from executives in certain situations involving fraud or intentional misconduct. The policy provides that, subject to the discretion and approval of the Board, the Company will, to the extent permitted by governing law, in all appropriate cases as determined by the Board, require reimbursement and/or cancellation of any cash bonus or other incentive compensation subject to the policy, including vested and unvested stock-based compensation, awarded to an executive officer where all of the following factors are present: (a) the award was predicated upon the achievement of specified financial results that were subsequently the subject of a restatement, (b) in the Board’s view, the executive engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) a lower award would have been made to the executive based upon the restated financial results. Under this policy, the Board may seek to recover payments of incentive compensation if the financial results leading to the award of incentive compensation are subsequently the subject of a restatement. The Board may use its judgment in determining the amount to be recovered where the incentive compensation was awarded on a discretionary basis.
Tax and Accounting Implications
Tax Regulations. Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation over $1 million paid to specified “covered employees” (its chief executive officer and to any of its three other most highly-compensated executive officers other than its chief financial officer). Performance-based compensation will not be subject to the deduction limitation if specified requirements set forth in the Code and applicable Treasury Regulations are met. We intend to structure our compensation plans for our NEOs to comply with the performance-based compensation exemption requirements of Section 162(m) of the Code; however, since corporate objectives may not always be consistent with the requirements for full deductibility, the Board and the Compensation Committee may award non-deductible compensation to our NEOs as they deem appropriate. Our Senior Officer Plan, stock option grants, PRSUs, and TSR PRSUs are currently designed to be tax deductible under Section 162(m).
Accounting Considerations. When making decisions about executive compensation, the Compensation Committee considers the accounting implications of the various elements of our compensation program, including the impact on our financial results and the dilutive impact to stockholders of various forms of compensation. For equity compensation grants, ASC 718 requires us to recognize compensation expense for all share-based payment arrangements based upon the grant date fair value of those awards and period of vesting. The aggregate expense estimated to be recognized over the period of vesting is included in the Summary Compensation Table contained in this proxy statement as part of the NEOs’ total compensation in the fiscal year of the grant. This number, while required by the SEC rules and important for understanding the impact of granting equity on our financial statements, may not accurately represent the value received by the NEO.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors.
Carl B. Marbach (Chair)
Stephen A. Novick
Paul E. Shapiro

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Robert I. Toll	2015	1,000,000	4,342,841	1,026,000	1,500,000	—	148,601	8,017,442
Executive Chairman of the Board	2014	1,000,000	4,699,732	1,302,000	1,500,000	368,131	163,356	9,033,219
	2013	1,000,000	5,049,939	1,351,000	1,500,000	—	124,045	9,024,984
Douglas C. Yearley, Jr.	2015	1,000,000	3,249,000	2,662,400	2,500,000	359,321	39,166	9,809,887
Chief Executive Officer	2014	1,000,000	3,516,000	3,016,230	2,300,000	198,902	40,922	10,072,054
	2013	1,000,000	3,778,000	2,494,500	2,200,000	57,070	33,744	9,563,314
Richard T. Hartman	2015	1,000,000	974,700	715,520	875,000	396,975	30,726	3,992,921
President and Chief Operating Officer	2014	991,667	1,054,800	796,740	800,000	163,969	31,079	3,838,255
	2013	936,538	1,133,400	665,200	550,000	206,804	30,707	3,522,649
Martin P. Connor	2015	933,333	812,250	565,760	875,000	244,696	24,410	3,455,449
Chief Financial Officer	2014	841,667	879,000	626,010	800,000	142,288	24,635	3,313,600
	2013	780,769	944,500	498,900	500,000	69,143	23,765	2,817,077

(1)
These columns present the aggregate grant date fair value of RSUs and stock options, respectively, granted in the indicated fiscal year, calculated in accordance with ASC 718 utilizing the assumptions discussed in Note 10 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2015, excluding the effect of estimated forfeitures. The amounts shown in these columns do not reflect compensation actually received by the NEOs. The actual value, if any, that a NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, including performance conditions in the case of PRSUs, and, for stock options, upon the excess of the share price over the exercise price, if any, on the date the options are exercised. Thus, there is no assurance that the value, if any, eventually realized by the NEOs will correspond to the amount shown in the table.

With respect to the PRSUs granted in fiscal 2015, the estimate of the grant date fair value determined in accordance with ASC 718 assumes the vesting of 100% of the RSUs granted. Assuming the highest level of performance is achieved (which would result in the vesting of 110% of the RSUs granted), the aggregate grant date fair value of the RSUs set forth in the stock awards column above for fiscal 2015 would be: Mr. Toll—$4,777,125; Mr. Yearley—$3,573,900; Mr. Hartman—$1,072,170; and Mr. Connor—$893,475. The actual performance achieved for fiscal 2015 resulted in 103.94% of the PRSUs granted being earned, subject to service-based vesting.

(2)
The annual incentive bonuses for Mr. Toll, Mr. Yearley, Mr. Hartman, and Mr. Connor for fiscal 2015 were earned based upon the terms of the Senior Officer Plan, as described on page 39 of this proxy statement.

(3)
The amounts in this column represent the increase in the actuarial present value of accumulated benefits under the SERP for each NEO and the amount of above-market interest earned on their respective balances, if applicable, in the Deferred Compensation Plan. Mr. Toll and Mr. Yearley did not participate in the Deferred Compensation Plan during the fiscal years indicated in the table above. The amounts attributed to the increase or decrease in actuarial present value of SERP benefits and above-market interest on deferred compensation are as follows (see also the Pension Benefits During Fiscal 2015 table on page 56 of this proxy statement):

Name	Fiscal Year	Increase (Decrease) in Actuarial Present Value of Accumulated SERP Benefits ($)	Above-Market Interest Earned on Deferred Compensation ($)	Total ($)
Robert I. Toll	2015	(8,614)	N/A	(8,614)
	2014	368,131	N/A	368,131
	2013	(1,093,556)	N/A	(1,093,556)
Douglas C. Yearley, Jr.	2015	359,321	N/A	359,321
	2014	198,902	N/A	198,902
	2013	57,070	N/A	57,070
Richard T. Hartman	2015	313,163	83,812	396,975
	2014	139,583	24,386	163,969
	2013	172,414	34,390	206,804
Martin P. Connor	2015	244,647	49	244,696
	2014	142,288	N/A	142,288
	2013	69,143	N/A	69,143

(4)	Fiscal 2015 “All Other Compensation” consists of:

	Fiscal 2015
	Robert I. Toll	Douglas C. Yearley, Jr.	Richard T. Hartman	Martin P. Connor
Payments for tax and financial statement preparation assistance	$90,266	$7,843	$—	$—
Contribution to 401(k) Plan	10,500	10,500	10,500	10,500
Life and disability insurance premiums (5)	3,660	3,723	4,056	4,010
Auto and gas allowance	19,500	15,900	15,900	9,900
Non-business use of cars and drivers	24,675	1,200	270	—
Total	$148,601	$39,166	$30,726	$24,410

(5)
Includes annual premiums for annual life, accidental death and dismemberment, and long term disability insurance provided to all employees; supplemental long-term disability insurance provided to executives.

Grants of Plan-Based Awards During Fiscal 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exer- cise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Action Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert I. Toll			(5)	(6)	8,500,000
	12/19/2014	12/4/2014				120,300	133,667	147,034				4,342,841
	12/19/2014	12/4/2014								100,000	32.49	1,026,000
Douglas C. Yearley, Jr.			(5)	(6)	8,500,000
	12/19/2014	12/4/2014				90,000	100,000	110,000				3,249,000
	12/19/2014	12/4/2014								160,000	32.49	2,662,400
Richard T. Hartman			(5)	(6)	8,500,000
	12/19/2014	12/4/2014				27,000	30,000	33,000				974,700
	12/19/2014	12/4/2014								43,000	32.49	715,520
Martin P. Connor			(5)	(6)	8,500,000
	12/19/2014	12/4/2014				22,500	25,000	27,500				812,250
	12/19/2014	12/4/2014								34,000	32.49	565,760

(1)
The Compensation Committee met on December 4, 2014 and made determinations regarding stock option grants for fiscal 2014 performance and PRSU grants relating to performance to occur during fiscal 2015. All grants of equity compensation were made on December 19, 2014, which is consistent with our practice of awarding equity compensation described under “Compensation Discussion and Analysis—Long-Term Incentive Compensation Decisions.”

(2)
Reflects PRSUs the Compensation Committee awarded to our NEOs under the 2014 Stock Incentive Plan for Employees (the "2014 SIP"). See “Compensation Discussion and Analysis—Long-Term Incentive Compensation Decisions—Performance-Based RSUs” for further information.

(3)
See “Compensation Discussion and Analysis—Long-Term Incentive Compensation Decisions—Stock Options” for a discussion of these option grants, which were awarded under the 2014 SIP. The exercise price of the options granted in fiscal 2015 is the closing price of our common stock on the grant date.

(4)
Amount represents the aggregate grant date fair value of RSUs and stock options, respectively, granted in fiscal 2015, calculated in accordance with ASC 718 utilizing the assumptions discussed in Note 10 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2015. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. With respect to the PRSUs, the estimate of the grant date fair value determined in accordance with ASC 718 assumes the vesting of 100% of the RSUs awarded.

(5)
Awards to Mr. Toll, Mr. Yearley, Mr. Hartman, and Mr. Connor were made pursuant to the terms of the Senior Officer Plan. The plan does not include a threshold amount; awards in any fiscal year could be as low as $0.

(6)
The Senior Officer Plan does not include a target amount and, when the Compensation Committee met on December 4, 2014 to establish performance goals for fiscal 2015 for each of Mr. Toll, Mr. Yearley, Mr. Hartman, and Mr. Connor, it did not establish a target amount for their awards. For a detailed discussion of the formula and criteria applied for such performance-based awards, see “Compensation Discussion and Analysis—Cash Compensation Decisions—Annual Incentive Bonus” in this proxy statement.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Please see the “Compensation Discussion and Analysis” section of this proxy statement for a detailed description of the fiscal 2015 salary, annual incentive bonus, and equity awards with respect to each NEO.

Outstanding Equity Awards at October 31, 2015

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (9)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert I. Toll	12/20/2006	550,000			31.82	12/20/2016
	12/20/2007	550,000			20.76	12/20/2017
	12/20/2010	100,000			19.32	12/20/2020
	12/20/2011	75,000	25,000	(1)	20.50	12/20/2021	54,922	(5)	1,975,544
	12/17/2012	50,000	50,000	(2)	32.22	12/17/2022	70,040	(6)	2,519,339
	12/20/2013	25,000	75,000	(3)	35.16	12/20/2023	100,302	(7)	3,607,863
	12/19/2014		100,000	(4)	32.49	12/19/2024	138,933	(8)	4,997,420
Douglas C. Yearley, Jr.	12/20/2007	16,250			20.76	12/20/2017
	12/20/2008	17,500			21.70	12/20/2018
	12/20/2009	46,875			18.38	12/20/2019
	12/20/2010	120,000			19.32	12/20/2020
	12/20/2011	90,000	30,000	(1)	20.50	12/20/2021	30,207	(5)	1,086,546
	12/17/2012	75,000	75,000	(2)	32.22	12/17/2022	52,399	(6)	1,884,792
	12/20/2013	39,750	119,250	(3)	35.16	12/20/2023	75,039	(7)	2,699,153
	12/19/2014		160,000	(4)	32.49	12/19/2024	103,940	(8)	3,738,722
Richard T. Hartman	12/20/2007	20,000			20.76	12/20/2017
	7/18/2008	18,310			18.92	12/20/2016
	12/20/2008	20,000			21.70	12/20/2018
	12/20/2009	10,000			18.38	12/20/2019
	12/20/2010	10,000			19.32	12/20/2020
	12/20/2011	22,500	7,500	(1)	20.50	12/20/2021	1,373	(5)	49,387
	12/17/2012	20,000	20,000	(2)	32.22	12/17/2022	15,720	(6)	565,448
	12/20/2013	10,500	31,500	(3)	35.16	12/20/2023	22,512	(7)	809,757
	12/19/2014		43,000	(4)	32.49	12/19/2024	31,182	(8)	1,121,617
Martin P. Connor	1/5/2009	2,000			22.18	1/5/2019
	12/20/2009	11,000			18.38	12/20/2019
	12/20/2010	20,000			19.32	12/20/2020
	12/20/2011	15,000	5,000	(1)	20.50	12/20/2021	6,042	(5)	217,331
	12/17/2012	15,000	15,000	(2)	32.22	12/17/2022	13,100	(6)	471,207
	12/20/2013	8,250	24,750	(3)	35.16	12/20/2023	18,759	(7)	674,761
	12/19/2014		34,000	(4)	32.49	12/18/2024	25,985	(8)	934,680

Generally, unvested equity awards are canceled upon termination of employment with the Company, and the right to exercise vested stock options terminates within a specified period of time after termination of employment; however, under specified circumstances, such as retirement, death, disability, or a change of control, special vesting rules apply, as described below under "Potential Payments upon Termination or Change of Control."

(1)	100% of the options vest on December 20, 2015.

(2)	50% of the options vest on each of December 17, 2015 and 2016.

(3)	33.33% of the options vest on each of December 20, 2015, 2016, and 2017.

(4)	25% of the options vest on each of December 19, 2015, 2016, 2017, and 2018.

(5)	100% of the 2012 PRSUs vest on December 20, 2015.

(6)	50% of the 2013 PRSUs vest on each of December 17, 2015, and 2016.

(7)	33.33% of the 2014 PRSUs vest on each of December 20, 2015, 2016, and 2017.

(8)	25% of the 2015 PRSUs vest on each of December 19, 2015, 2016, 2017, and 2018.

(9)	The options that are reflected in the table above as fully “exercisable” vested in equal installments on the first four anniversaries of the original grant date.

(10)	The market value was calculated based on the closing price of our common stock on the NYSE on October 30, 2015 of $35.97 per share.
Option Exercises and Stock Vested During Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Robert I. Toll	250,000	768,863	123,376	3,986,424
Douglas C. Yearley, Jr.	41,861	692,011	81,418	2,628,765
Richard T. Hartman	11,176	223,211	17,570	565,898
Martin P. Connor	8,000	142,220	18,844	608,115

(1)
“Value Realized on Exercise” equals the difference between the closing price of our common stock on the NYSE on the various dates of exercise and the exercise price, multiplied by the number of shares of our common stock acquired upon exercise of the stock options.

(2)
"Number of Shares Acquired on Vesting" includes (a) the portion of the 2012 PRSUs for these NEOs that vested on December 20, 2014 but will not be delivered until December 20, 2015, (b) the portion of the 2013 PRSUs for these NEOs that vested on December 17, 2014 but will not be delivered until December 17, 2016, (c) the portion of the 2014 PRSUs for these NEOs that vested on December 20, 2014 but will not be delivered until December 20, 2017, and (d) the portion of time-based RSUs granted to Mr. Hartman that vested on December 20, 2014 and were delivered on January 19, 2015.

(3)
“Value Realized on Vesting” is based on the number of shares of our common stock underlying the RSUs that vested during fiscal 2015 multiplied by the closing price of our common stock on the NYSE on the vesting date.

Pension Benefits During Fiscal 2015
The following table provides information regarding the pension benefits for our NEOs under the SERP.

Name	Plan Name(1)	Number of Years of Credited Services (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Robert I. Toll	SERP	20.0	9,045,994	—
Douglas C. Yearley, Jr.	SERP	20.0	2,339,010	—
Richard T. Hartman	SERP	20.0	1,882,325	—
Martin P. Connor	SERP	6.8	1,475,494	—

(1)
In order to be vested in benefits under the SERP, participants generally must have reached age 62, except participants will be vested in SERP benefits in the event of death or disability prior to age 62 after five years of service.

(2)
For a description of the assumptions used in the calculation of the present value of plan benefits, see Note 13, “Employee Retirement and Deferred Compensation Plans” in the notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015. The change in the actuarial present value of accumulated benefits under the SERP reflected in the Summary Compensation Table on page 52 is due to a change in the discount rate used for actuarial purposes and the passage of time and, for Mr. Yearley, Mr. Hartman, and Mr. Connor, the increase in the annual benefit payable under the SERP. We use the Citigroup yield curve as our discount rate for calculating the actuarial present value of accumulated SERP benefits. This rate was 3.97% for fiscal 2013, 3.53% for fiscal 2014, and 3.54% for fiscal 2015. When the discount rate increases, as it did in fiscal 2013 and fiscal 2015, the actuarial present value of accumulated SERP benefits decreases. When the discount rate decreases, as it did in fiscal 2014, the actuarial present value of accumulated SERP benefits increases.

Supplemental Executive Retirement Plan
The SERP, which is an unfunded plan, generally provides for an annual benefit, payable for 20 years following retirement, once a participant has reached “normal retirement age,” which is age 62 under the SERP. During fiscal 2014, the Compensation Committee amended the SERP to eliminate a 20-year service requirement, except that a participant would have to be employed for five years in order to receive a death or disability benefit under the SERP.
Beginning in fiscal 2008 and continuing through fiscal 2010, the SERP also provided for increases in annual retirement benefits to the NEOs for each year of service to the Company after age 62. Accordingly, for Mr. Toll, who had already reached retirement age under the SERP, on his birthday during fiscal 2008 through fiscal 2010, annual retirement benefits under the SERP increased by 10% of the applicable annual benefit amount (set forth below). In order to have been eligible for the annual increase in any given year, the NEO must have be employed by us on his birthday during such year, have completed 20 years of service with us on or prior to his birthday during such year, and have reached normal retirement age on or prior to his birthday during such year. During fiscal 2010, the Company discontinued any 10% increases beyond fiscal 2010; except the annual benefit amount for Mr. Yearley, Mr. Hartman, and Mr. Connor will be subject to such increase for the first three years of service to the Company after they reach age 62. In December 2014, the Compensation Committee determined to increase the SERP annual benefit amount payable to Mr. Yearley to $200,000 from $175,000 and to increase the SERP annual benefit amounts payable to Mr. Hartman and Mr. Connor to $145,000 from $125,000. In making such determination, the Compensation Committee considered the use of the SERP to encourage retention of the Company's NEOs, particularly since none of the Company's NEOs has an employment agreement with the Company.
The original annual benefit amounts, the fiscal 2015 increase, and the annual benefits to our NEOs under the SERP as of the end of fiscal 2015 are set forth in the table below:

Participant	Original Annual Benefit Amount	Fiscal 2015 Increase	Annual Benefit Amount at October 31, 2015
Robert I. Toll	$500,000	$—	$650,000
Douglas C. Yearley, Jr.	$150,000	$25,000	$200,000
Richard T. Hartman	$100,000	$20,000	$145,000
Martin P. Connor	$100,000	$20,000	$145,000
Mr. Toll has reached normal retirement age and is, therefore, fully vested in his SERP benefits. Mr. Yearley, Mr. Hartman, and Mr. Connor have not reached normal retirement age and are not vested in their respective SERP benefits. Benefits under the SERP will cease if any participant competes with us following retirement.
Nonqualified Deferred Compensation During Fiscal 2015
Until January 1, 2015, no new contributions to the Deferred Compensation Plan by employees or NEOs were allowed for compensation earned after December 31, 2011. Under the Deferred Compensation Plan, NEOs could elect, six months prior to the end of the calendar year for which any bonus may be earned, to defer a portion of their cash compensation. Compensation that is deferred under the Deferred Compensation Plan earns various rates of return, depending on the length of time of the deferral. Interest rates are established by the board of directors of a wholly owned subsidiary that administers the Deferred Compensation Plan and are reviewed and adjusted annually for new deferrals. When establishing interest rates, the directors of the subsidiary review the rates charged to us for borrowings, as well as interest rates generally available in the market. During fiscal 2015, interest rates for amounts deferred under the Deferred Compensation Plan ranged from 4% to 8%, based upon when the compensation was deferred and the length of time it had been or was to be deferred. For more information on the Deferred Compensation Plan, see “Compensation Discussion and Analysis—Benefits and Perquisites—Deferred Compensation Plan” in this proxy statement.

The table below provides information regarding contributions, earnings, and balances for our NEOs. Mr. Hartman and Mr. Connor are the only NEOs who participate in the Deferred Compensation Plan (DCP). The table below also includes PRSUs granted to our NEOs that have vested, but the delivery of which has been deferred pursuant to the terms of the awards under the Company's Amended and Restated Stock Incentive Plan for Employees (2007) (SIP).

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Robert I. Toll	SIP	—	3,986,424	1,033,756	—	9,648,485
Douglas C. Yearley, Jr.	SIP	—	2,628,765	648,020	—	6,044,039
Richard T. Hartman	SIP	—	538,801	105,825	—	983,456
	DCP	168,000	—	168,726	—	2,739,695
Martin P. Connor	SIP	—	608,115	144,604	—	1,348,012
	DCP	15,346	—	238	—	15,584

(1)
"Registrant Contributions in Last FY" column represents the value of (a) the portion of the 2012 PRSUs for these NEOs that vested on December 20, 2014 but will not be delivered until December 20, 2015, (b) the portion of the 2013 PRSUs for these NEOs that vested on December 17, 2014 but will not be delivered until December 17, 2016, and (c) the portion of 2014 PRSUs for these NEOs that vested on December 20, 2014 but will not delivered on December 20, 2017, in each case based on the closing price of our common stock on the applicable vesting date.

(2)
“Aggregate Earnings in Last FY” column includes unrealized earnings/(losses) on the 2012 PRSUs, the 2013 PRSUs, and the 2014 PRSUs for these NEOs that have vested but will not be delivered until December 20, 2015, December 17, 2016, and December 20, 2017, respectively.

This column also includes unrealized earnings on Mr. Hartman's and Mr. Connor's account balances in the Deferred Compensation Plan, of which $83,812 and $49, respectively, represents above-market earnings and was accordingly reported as compensation in fiscal 2015 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 52 for Mr. Hartman and Mr. Connor. The above-market earnings for Mr. Hartman include a corrective credit of $35,582 applied in fiscal 2015 to reflect interest earned in prior years.

(3)
“Aggregate Balance at Last FYE” column includes the value, based on the closing price of our common stock on October 30, 2015, of the 2012 PRSUs, 2013 PRSUs, and 2014 PRSUs for these NEOs that have vested but will not be delivered until December 20, 2015, December 17, 2016, and December 20, 2017, respectively.

This column also includes the net balance of compensation that was earned and deferred by Mr. Hartman and Mr. Connor under the Deferred Compensation Plan and the interest accrued on such deferred amounts. In addition to the above-market earnings for fiscal 2015, above-market earnings in fiscal 2014 and 2013 in the amounts of $24,386 and $34,390, respectively, are reported as compensation paid to Mr. Hartman in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
Potential Payments upon Termination or Change of Control
None of our NEOs has an employment agreement with us, nor is any of them entitled to any sort of cash severance payment upon termination or separation from us. We do maintain equity compensation plans and retirement plans that provide for the continuation or acceleration of benefits in the event of specified separations from employment with us or a change of control of the Company.
The dollar amounts or dollar values of the potential payments or benefits to the NEOs in the event of a termination of employment or change of control of the Company are disclosed in the tables below. The amounts and values shown assume that such termination of employment or change of control occurred on October 30, 2015, the last business day of our fiscal year ended October 31, 2015, and are based, as applicable, on a share price of $35.97, the closing price of our common stock on the NYSE on October 30, 2015. These amounts and values do not necessarily reflect the amounts and values that would be paid to the NEOs upon termination of employment or a change of control in the future. The actual amounts and values can only be determined at the time of such NEO’s separation or a change of control.
Below is a description of the assumptions that were used in creating the tables that follow. Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables. In accordance with SEC regulations, we do not report in the tables below any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our NEOs and which is available generally to all salaried employees. We also do not report in the tables below any items disclosed in the Nonqualified Deferred Compensation During 2014 table above, or any distributions of plan balances under our 401(k) Plan. See “Compensation Discussion and Analysis—Benefits and Perquisites” for information about the 401(k) Plan.
Termination of Employment
Vesting of Long-Term Incentive Compensation Awards. Generally, unvested equity awards held by any of our employees, including the NEOs, are canceled upon termination of employment with the Company, and the right to exercise vested stock options terminates within a specified period of time (depending on the terms of the applicable grant documents and the manner of termination) after termination of employment; however, under specified circumstances, such as qualified retirement, death, disability, or a change of control, special vesting rules apply, as described below. All equity awards, whether vested or unvested, held by an NEO terminate immediately upon a termination of employment for cause.
Special Vesting upon Retirement. With respect to stock options, if Mr. Toll, Mr. Yearley, or Mr. Hartman retire from service with us after reaching age 62, each is entitled to continued vesting and exercisability of any unvested and/or unexercised options. Options do not automatically vest upon retirement, but will continue to vest on their normal vesting schedule as if the NEO were still employed by us. In addition, the NEO will have the remainder of the option term to exercise the option, rather than being forced to exercise within a specified period of time following retirement. This continued vesting and exercisability is conditioned upon the NEO refraining from competing with us at any time. The tables below do not reflect an amount for unvested options with respect to retirement because vesting is not accelerated at retirement.
There is no accelerated vesting for shares subject to PRSUs upon retirement; all PRSUs that have not met the required vesting conditions are forfeited.
Special Vesting Upon Death or Disability. If an NEO’s employment with us terminates due to death or disability, he (or his estate) is entitled to continued vesting and exercisability of any unvested and/or unexercised options. Options do not immediately vest upon death or disability, but will continue to vest on their normal vesting schedule as if the NEO were still employed by us. In addition, the NEO (or his estate) will have the remainder of the option term to exercise the option, rather than being forced to exercise within a specified period of time following termination of employment. This continued vesting and exercisability are conditioned upon, in the event of the NEO’s disability, the NEO refraining from competing with us at any time. The tables below do not reflect an amount for unvested options with respect to termination due to death or disability because vesting is not accelerated upon these events.
Shares subject to PRSUs held by an NEO fully vest and all restrictions immediately lapse upon the NEO’s termination of his employment with us due to death or disability. The tables below include the value of previously unvested shares subject to performance-based RSUs that would vest and be delivered to the NEO if his employment with us terminated due to death or disability, based upon the closing price of our common stock on the NYSE on October 30, 2015.
Vesting of SERP Benefits. Under the SERP, participants become 100% vested in their retirement benefits once they reach age 62. As of October 30, 2015, Mr. Robert I. Toll had reached age 62 and, as a result, he was fully vested in his SERP benefits. The tables below do not include benefits payable to Mr. Toll under the SERP. If a participant has completed five years of service with us, upon his death or disability, he would become fully vested in his SERP benefits, and the benefits would be paid in bi-weekly installments over a 20-year period following the date on which he would have reached age 62. In addition, if a SERP participant is terminated by the Company without cause, he would become fully vested in his SERP benefits, and the benefits would be paid in bi-weekly installments over a 20-year period following the date on which he would have reached age 62. If a SERP participant is terminated for cause, all SERP benefits are subject to forfeiture, regardless of whether the participant is fully vested. See “Compensation Discussion and Analysis—Benefits and Perquisites—Supplemental Executive Retirement Plan” and “Pension Benefits During Fiscal 2015” above.
Change of Control
Upon a change of control of the Company, all unvested outstanding stock options will fully vest and become exercisable. In addition, all shares subject to performance-based RSUs fully vest and all restrictions lapse. Under the SERP, if there is a change of control of the Company, all participants in the SERP would become fully vested in their

SERP benefits (if not already fully vested) and be potentially eligible for a lump sum payout equal to the actuarial equivalent present value of their benefits as of the payment date. The tables below reflect the amounts of previously unvested performance-based RSUs that would have vested if a change of control had occurred on October 30, 2015. In addition, with respect to Mr. Yearley, Mr. Hartman, and Mr. Connor, the tables below also reflect the benefits payable in a lump sum under the SERP as if a change of control had occurred on October 30, 2015. Mr. Toll is already fully vested in his SERP benefits.
Tables
Robert I. Toll
The following table describes the potential payments and benefits to Robert I. Toll upon termination of his employment or a change of control of the Company had such termination or change of control occurred on October 30, 2015.

	Termination of Employment ($)
Payments and Benefits	Voluntary(1)	Normal Retirement	Involuntary Not for Cause	Involuntary For Cause	Death	Disability	Change of Control
Accelerated vesting of unvested equity awards:
Stock options	—	—	—	—	—	—	983,000
PRSU shares (2)	—	—	—	—	13,100,166	13,100,166	13,100,166
Payment of SERP benefits (3)	—	—	—	—	—	—	—
Total:	—	—	—	—	13,100,166	13,100,166	14,083,166

(1)	For purposes of this table, “Voluntary” means a termination of employment that is not in accordance with our normal retirement policy, which includes an agreement not to compete with the Company.

(2)
See footnotes 5, 6, 7, and 8 to the Outstanding Equity Awards at October 31, 2015 table in this proxy statement. Had Mr. Toll terminated his employment at October 30, 2015, the value of his shares subject to performance-based RSUs, based upon the closing price of our common stock on the NYSE on October 30, 2015 of $35.97, would have been $13,100,166.

(3)
The amount of Mr. Toll’s SERP benefits, in which he has already fully vested as described above, would be paid in bi-weekly installments over a 20-year period, except in the event of a change of control. Upon a change of control, the amount of the benefit shown would be paid in a single lump sum, equal to the actuarial equivalent present value of Mr. Toll’s SERP benefits as of the date of payment, unless prohibited by applicable tax regulations (see “Pension Benefits During Fiscal 2015”).

Douglas C. Yearley, Jr.
The following table describes the potential payments and benefits to Douglas C. Yearley upon termination of his employment or a change of control of the Company had such termination or change of control occurred on October 30, 2015.

	Termination of Employment ($)
Payments and Benefits	Voluntary(1)	Normal Retirement	Involuntary Not for Cause	Involuntary For Cause	Death	Disability	Change of Control
Accelerated vesting of unvested equity awards:
Stock options	—	—	—	—	—	—	1,398,743
PRSU shares (2)	—	—	—	—	9,409,213	9,409,213	9,409,213
Payment of SERP benefits (3)	—	—	4,000,000	—	4,000,000	4,000,000	4,000,000
Total:	—	—	4,000,000	—	13,409,213	13,409,213	14,807,956

(1)	For purposes of this table, “Voluntary” means a termination of employment that is not in accordance with our normal retirement policy, which includes an agreement not to compete with the Company.

(2)
See footnotes 5, 6, 7, and 8 to the Outstanding Equity Awards at October 31, 2015 table in this proxy statement. Had Mr. Yearley terminated his employment at October 30, 2015, the value of his shares subject to performance-based RSUs, based upon the closing price of our common stock on the NYSE on October 30, 2015 of $35.97, would have been $9,409,213.

(3)
The amount of the benefit shown would be paid in bi-weekly installments over a 20-year period, except in the event of a change of control. Upon a change of control, the amount of the benefit shown would be paid in a single lump sum, equal to the actuarial equivalent present value of Mr. Yearley’s benefits as of the date of payment, unless prohibited by applicable tax regulations (see “Pension Benefits During Fiscal 2015”).

Richard T. Hartman
The following table describes the potential payments and benefits to Richard T. Hartman upon termination of his employment or a change of control of the Company had such termination or change of control occurred on October 30, 2015.

	Termination of Employment ($)
Payments and Benefits	Voluntary(1)	Normal Retirement	Involuntary Not for Cause	Involuntary For Cause	Death	Disability	Change of Control
Accelerated vesting of unvested equity awards:
Stock options	—	—	—	—	—	—	366,180
RSU shares (2)	—	—	—	—	2,546,209	2,546,209	2,546,209
Payment of SERP benefits (3)	—	—	2,900,000	—	2,900,000	2,900,000	2,900,000
Total:	—	—	2,900,000	—	5,446,209	5,446,209	5,812,389

(1)	For purposes of this table, “Voluntary” means a termination of employment that is not in accordance with our normal retirement policy, which includes an agreement not to compete with the Company.

(2)
See footnotes 5, 6, 7, and 8 to the Outstanding Equity Awards at October 31, 2015 table in this proxy statement. Had Mr. Hartman terminated his employment at October 30, 2015, the value of his shares subject to RSUs, based upon the closing price of our common stock on the NYSE on October 30, 2015 of $35.97, would have been $2,546,209.

(3)
The amount of the benefit shown would be paid in bi-weekly installments over a 20-year period, except in the event of a change of control. Upon a change of control, the amount of the benefit shown would be paid in a single lump sum, equal to the actuarial equivalent present value of Mr. Hartman’s benefits as of the date of payment, unless prohibited by applicable tax regulations (see “Pension Benefits During Fiscal 2015”).

Martin P. Connor
The following table describes the potential payments and benefits to Martin P. Connor upon termination of his employment or a change of control of the Company had such termination or change of control occurred on October 30, 2015.

	Termination of Employment ($)
Payments and Benefits	Voluntary(1)	Normal Retirement	Involuntary Not for Cause	Involuntary For Cause	Death	Disability	Change of Control
Accelerated vesting of unvested equity awards:
Stock options	—	—	—	—	—	—	271,968
PRSU shares (2)	—	—	—	—	2,297,979	2,297,979	2,297,979
Payment of SERP benefits (3)	—	—	2,900,000	—	2,900,000	2,900,000	2,900,000
Total:	—	—	2,900,000	—	5,197,979	5,197,979	5,469,947

(1)	For purposes of this table, “Voluntary” means a termination of employment that is not in accordance with our normal retirement policy, which includes an agreement not to compete with the Company.

(2)
See footnotes 5, 6, 7, and 8 to the Outstanding Equity Awards at October 31, 2015 table in this proxy statement. Had Mr. Connor terminated his employment at October 30, 2015, the value of his shares subject to performance-based RSUs, based upon the closing price of our common stock on the NYSE on October 30, 2015 of $35.97, would have been $2,297,979.

(3)
The amount of the benefit shown would be paid in bi-weekly installments over a 20-year period, except in the event of a change of control. Upon a change of control, the amount of the benefit shown would be paid in a single lump sum, equal to the actuarial equivalent present value of Mr. Connor’s benefits as of the date of payment, unless prohibited by applicable tax regulations (see “Pension Benefits During Fiscal 2015”).

AUDIT AND RISK COMMITTEE REPORT
As described under “Corporate Governance—Committees of the Board and Meetings—Audit and Risk Committee,” the Audit and Risk Committee of the Board oversees the Company’s financial reporting process on behalf of, and reports to, the Board. Company management has primary responsibility for preparation of the financial statements and the overall reporting process, including the Company’s system of internal control.
In fulfilling its oversight responsibilities, the Audit and Risk Committee reviewed and discussed the Company’s audited financial statements for the year ended October 31, 2015 with management, including a discussion of the quality of financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit and Risk Committee also discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, relating to communication with audit committees.
In addition, the Audit and Risk Committee received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence and discussed with Ernst & Young LLP its independence from the Company and the Company’s management.
Based on the reviews and discussions described in the preceding paragraphs, the Audit and Risk Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2015 for filing with the SEC.
Respectfully submitted by the members of the Audit and Risk Committee of the Board of Directors.
Paul E. Shapiro (Chair)
Edward G. Boehne
Christine N. Garvey
Carl B. Marbach
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act and the regulations thereunder require certain of our officers, as well as our directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of the copies of these reports and written representations we received from reporting persons, we believe that all filings required to be made by the reporting persons during or with respect to the period November 1, 2014 through October 31, 2015 were made on a timely basis, except that Mr. Marbach, a director, filed a Form 4 in January 2016 that reported three gifts that he had failed to report on a timely basis.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
We have a written Related Party Transaction Policy (“Policy”), which provides guidelines applicable to any transaction, arrangement, or relationship between us and a related person that is or may be required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K (each, a “related person transaction”). Under the Policy, the Governance Committee is responsible for reviewing and determining whether to approve or ratify any related person transaction. In making its determination to approve or ratify a related person transaction, the Governance Committee considers such factors as:

•	the extent of the related person’s interest in the transaction;

•	if applicable, the availability of other sources of comparable products or services;

•	whether the terms of the related person transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances;

•	the benefit to us and whether there are business reasons for us to enter into the transaction;

•	the aggregate value of the transaction; and

•	any other factors the Governance Committee deems relevant.
The Policy requires that all proposed or potential related person transactions be reported to our legal department prior to consummation. The legal department is required to evaluate each transaction to determine if it is, in fact, a related person transaction and, if so, to report the transaction to the Governance Committee or its designee (the Chairperson or another member of the Governance Committee, or another committee of the Board) for review. The legal department maintains a list of all related persons and periodically distributes that list to our officers and employees to help facilitate compliance with the Policy and the proper reporting of proposed related person transactions. Under the Policy, all related person transactions that continue for more than one fiscal year are required to be reviewed and approved annually by the Governance Committee.
All transactions disclosed below were approved or ratified in accordance with the terms of the Policy.
During fiscal 2015, Mr. Robert I. Toll, Executive Chairman of the Board, paid approximately $400,260 to us for personal services, including administrative services, bookkeeping services, investment services, computer and related technology services, and associated office space. Such amounts were billed at competitive rates, and were paid throughout the year with monies deposited with us in advance by Mr. Toll.
Toll Brothers Realty LP (“Toll Realty LP”) is a partnership which effectively owns or controls the commercial real estate that comprises the assets of Toll Brothers Realty Trust (the “Trust”). We formed the Trust in 1998 to take advantage of commercial real estate opportunities. Toll Realty LP is effectively owned one-third by the Company; one-third by Mr. Robert I. Toll, Executive Chairman of the Board, Mr. Bruce E. Toll, Vice Chairman of the Board (and trusts established for the benefit of members of his family), Mr. Douglas C. Yearley, Jr., our Chief Executive Officer, and other current and former members of our senior management; and one-third by the Pennsylvania State Employees Retirement System. At October 31, 2015, our investment, under the Generally Accepted Accounting Principles, in Toll Realty LP and the Trust was zero as cumulative distributions received from the Trust have been in excess of the carrying amount of our net investment. We earned fees from Toll Realty LP and the Trust of $2,190,706 in fiscal 2015 under the terms of various development, finance, and management services agreements. In performing these services, we also incurred costs. We believe that these transactions were on terms no less favorable than we would have agreed to with unrelated persons. Under such agreements, we also incur certain costs on behalf of Toll Realty LP and the Trust for which we are reimbursed by Toll Realty LP and the Trust. These fees and reimbursements were paid to us throughout the year.

During fiscal 2015, Mr. Bruce E. Toll paid approximately $75,950 to us for personal services, including administrative services, bookkeeping services, tax services, and computer and related technology services. Such amounts were billed at competitive rates, and were paid throughout the year with monies deposited with us in advance by Mr. Toll.
We are also party to an advisory and non-competition agreement with Mr. Bruce E. Toll. For information regarding this agreement, see “Director Compensation—Other Director Compensation Arrangements.”
From time to time, one of our executive officers, directors, or director nominees may be affiliated with companies with which the Company has entered into ordinary course business relationships for goods or services. Occasionally, we may have employees who are related to one of our executive officers, directors, or director nominees. We compensate these individuals in a manner consistent with our practices that apply to all employees.
STOCKHOLDER PROPOSALS FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS
Stockholders interested in submitting a proposal to be considered for inclusion in our proxy statement and form of proxy for the 2017 Annual Meeting of Stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing on the cover page of this proxy statement on or before October 12, 2016.
A stockholder may wish to have a proposal presented at the 2017 Annual Meeting of Stockholders, but not to have the proposal included in our proxy statement and form of proxy relating to that meeting. Under Section 2-9 of our bylaws, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board, or by a stockholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 45 days or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting—that is, with respect to the 2017 Annual Meeting of Stockholders, between November 26, 2016 and December 26, 2016.
Under Section 2-8 of our bylaws, any stockholder who wishes to submit a nomination for director to the Board must deliver written notice of the nomination within the time period set forth in the previous sentence and comply with the information requirements in the bylaws relating to stockholder nominations. These requirements are separate from and in addition to (a) the SEC requirements referenced above for inclusion of a stockholder proposal in our proxy statement and (b) the requirements set forth below for having our Governance Committee consider a person, who has been recommended by certain stockholders, for nomination as a director. If notice of any such proposal is not submitted in writing and received by us at the address appearing on the cover page of this proxy statement by the dates specified in our bylaws, then such proposal shall be deemed “untimely."

PROCEDURES FOR RECOMMENDING CANDIDATES FOR
NOMINATION TO THE BOARD OF DIRECTORS
In addition to the procedures outlined in Section 2-8 of our bylaws described above, the Governance Committee has adopted a policy permitting stockholders to recommend candidates for director under certain circumstances. The Governance Committee will only consider nominating a candidate for director who is recommended by a stockholder who has been a continuous record owner of at least 1% of our common stock for at least one year prior to submission of the candidate’s name and who provides a written statement that the holder intends to continue ownership of the shares through the annual meeting of stockholders. Notice must be given to the Governance Committee with respect to a stockholder nominee no more than 150 days and no less than 120 days prior to the anniversary date of this proxy statement.
Consideration and Selection of Nominees for the Board
The Governance Committee is authorized to consider candidates for Board membership suggested by its members and by other Board members, as well as by management and by stockholders. A stockholder who wishes to recommend a prospective candidate for membership on the Board should follow the procedures described under “Procedures for Recommending Candidates for Nomination to the Board of Directors" above. Once a prospective candidate has been identified by, or presented to, the Governance Committee, background information is elicited about the candidate, and the candidate is investigated and evaluated by the Governance Committee and, if deemed appropriate, interviewed. Following this process, the Governance Committee reports to the Board and makes a recommendation regarding the prospective candidate. No distinctions are to be made as between internally-recommended candidates and those recommended by stockholders. For a discussion of criteria for membership on our Board of Directors, see "Board Membership Criteria" on page 7 of this proxy statement.
HOUSEHOLDING INFORMATION
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to the Director of Investor Relations at our address appearing on the cover page of this proxy statement or call the Director of Investor Relations at (215) 938-8000. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker, or other nominee record holder.

SOLICITATION OF PROXIES
The enclosed form of proxy is being solicited by our Board. We will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling, and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees, and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy materials, proxy solicitation may be made in person or by telephone, facsimile, or electronically by our directors, officers, or employees, or by a professional proxy solicitation firm that we engage. We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to help us distribute and solicit proxies. We will pay them $7,500 plus expenses for these services.
ANNUAL REPORT ON FORM 10-K
We make available free of charge on our website, www.tollbrothers.com, our Annual Report on Form 10-K as filed with the SEC. We will provide without charge to each person whose proxy is being solicited by this proxy statement, upon written request, a copy of our Annual Report on Form 10-K as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Director of Investor Relations at our address appearing on the cover page of this proxy statement.
OTHER BUSINESS
The Board does not know of any other matters to be brought before the Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors

MICHAEL I. SNYDER
Secretary
Horsham, Pennsylvania
February 2, 2016

Annex A
TOLL BROTHERS, INC. STOCK INCENTIVE PLAN
FOR NON-EXECUTIVE DIRECTORS (2016)

1)
Purpose. The Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors (2016) (the “Plan”) is intended as an additional incentive to non-executive members of the Board of Directors (“Non-Executive Directors”) of Toll Brothers, Inc., a Delaware corporation (the “Company”) to serve on such Board of Directors (the “Board of Directors”) and to devote themselves to the Company’s success by providing such Non-Executive Directors with an opportunity to acquire or increase their proprietary interest in the Company (a) through receipt of rights (the “Options”) to acquire the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), (b) through incentive stock awards involving the transfer or issuance of Common Stock, which may be subject to conditions of forfeiture (the “Stock Awards”), (c) through “Stock Appreciation Rights” or “SARs” that represent the right of the recipient to receive cash or stock of a value equal to the appreciation of the Company’s Common Stock from the date of the grant of the SAR to the date the SAR is exercised and (d) through Restricted Stock Units (“RSUs”) that represent the right of the recipient to receive the economic equivalent to a grant of a Stock Award, and may provide for cash payment to the recipient of an amount equal to the value of a Stock Award, or for the transfer to the recipient of a number of shares of Common Stock either immediately following the date the RSU becomes vested or at such later date as may be specified at the time the RSU is granted in the grant document. The terms Options, Stock Awards, SARs and RSUs are sometimes referred to herein as “Grants.” No Option granted hereunder to a Non-Executive Director (an “Optionee”) shall be an incentive stock option (“ISO”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). All Options granted hereunder shall be non-qualified stock options (“Non-Qualified Stock Options”).

For purposes of the Plan, the term “Affiliate” shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

2)
Administration. The Plan shall be administered by the Board of Directors. However, the Board of Directors may designate a committee or committees composed of two or more of its members to operate and administer the Plan in its stead. Any such committee and the Board of Directors in its administrative capacity with respect to the Plan is referred to herein as the “Committee.”

The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
The Committee shall, from time to time at its discretion, direct the Company to award Grants pursuant to the provisions of the Plan. The Committee shall have plenary authority to determine the recipients to whom and the times at which Grants shall be awarded, the number of Grants to be awarded and the price and other terms and conditions thereof, subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the recipient’s services and responsibilities, the recipient’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Grant awarded under it shall be final, binding and conclusive.
No member of the Board of Directors or the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or any Grant awarded under it. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such member’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.
In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to administration of the Plan and Grants awarded under it, each member of the Board of Directors and of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of any judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or Grants awarded under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or the Committee: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board of Directors or the Committee; or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board of Directors or the Committee unless within five days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled as a matter of law, contract or otherwise.

3)
Eligibility. All Non-Executive Directors shall be eligible to receive Non-Qualified Stock Options, Stock Awards, SARs and RSUs hereunder. A Non-Executive Director may receive more than one Grant, but only on the terms and subject to the restrictions of the Plan.

4)
Shares Under the Plan. The total number of shares of Common Stock available for issuance under the Plan shall be two million (2,000,000) shares. The foregoing amounts are subject to adjustment as provided in Section 8. If any shares subject to any Grant are forfeited or such Grant otherwise terminates without the issuance of such shares, the shares subject to such Grant, to the extent of any such forfeiture or termination, shall again be available for Grants under the Plan. Shares underlying Grants shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option or SAR granted under the Plan expires, lapses or is terminated for any reason, or if the shares of Common Stock that has been transferred pursuant to a Stock Award or RSU under the Plan are forfeited for any reason, the shares allocable to the unexercised portion of such Option or SAR and the forfeited shares of Common Stock may again be the subject of a Grant pursuant to the Plan. The maximum number of shares of Common Stock subject to Grants made during a calendar year to any Non-Executive Director for service as a Director, taken together with any cash fees paid to such Non-Executive Director for service as a Director, during such calendar year, shall not exceed $1,000,000 in total value, calculating the value of any such Grants based on the grant date fair value of such Grants for financial reporting purposes.

5)
Term of Plan. The Plan was initially adopted by the Board of Directors on December 15, 2015 and was effective upon approval by the Company’s stockholders on March 8, 2016. No Grant may be awarded under the Plan after December 15, 2025.

6)
Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the “Option Documents”) in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. Each option granted pursuant to the Plan shall be a Non-Qualified Stock Option.

(a)	Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains.

(b)
Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the “Option Price”), which shall be at least 100% of the fair market value of the Common Stock on the date the Option is granted as determined by the Committee. If the Common Stock is traded in a public market, listed on a national securities exchange or included in the NASDAQ National Market System, then the fair market value per share shall be the closing price on the relevant date, or, if the Common Stock is not so listed or included, the fair market value shall be the mean between the last reported “bid” and “asked” prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, and as the Committee determines.

(c)	Medium of Payment. An Optionee shall pay for Option Shares:

(i)	in cash;

(ii)	by certified check payable to the order of the Company; or

(iii)
by such other mode of payment as the Committee may approve, including, but not limited to, (x) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (y) a deemed payment by means of a net issuance of shares. If a net issuance of shares is permitted under the terms of an Option Document, the exercise of the Option shall be treated in the following manner: upon notice of exercise, the Optionee shall be deemed, as of the date of exercise, to have received all of the shares of Common Stock subject to the Option (or such portion of such shares as corresponds to the portion of the Option being exercised), and shall simultaneously be deemed to have delivered back to the Company that number of such shares as have a fair market value (determined as of the date of exercise) equal to the Option Price required to be paid on exercise of the Option (or portion being exercised) and any additional amounts required to be paid by the Optionee in connection with the exercise of the Option. The intent of this provision is to permit the Optionee to pay the Option Price and other required amounts by relinquishing back to the Company shares of Common Stock otherwise issuable pursuant to the exercise of the Option, so that the Optionee will be entitled to receive only a net issuance of shares of Common Stock having a value equal to the economic benefit of exercising the Option (or portion of the Option being exercised).

The Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not greater than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. In the event that certificates for shares of the

Company’s common stock delivered to the Company represent a number of shares less than the number of shares required to make payment for the Option Price of the Option Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the Optionee shall deliver the remainder of the Option Price to the Company by some other form of payment permitted herein. In the event that certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Option Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the Option Shares in respect of which payment is made, and such excess number of shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Committee to accept such shares in payment of the Option Price. The Committee may impose such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

(d)	Termination of Options. No Option shall be exercisable after the first to occur of the following:

(i)	Expiration of the Option term specified in the Option Document. With respect to any Option, the Option term shall not exceed ten years from the date of grant;

(ii)
Expiration of three months (or such shorter period as the Committee may select) from the date the Optionee’s service on the Board of Directors of the Company terminates for any reason other than: (a) disability (within the meaning of Section 22(e)(3) of the Code) or death or (b) circumstances described by paragraph (d)(vi), below;

(iii)
Expiration of one year from the date the Optionee’s service on the Board of Directors of the Company terminates by reason of the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code) or death;

(iv)
The date, if any, set by the Committee as an accelerated expiration date in the event of a “Change of Control” (as defined in Subsection 6(e) below) provided an Optionee who holds an Option is given written notice at least 30 days before the date so fixed; or

(v)
A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his fiduciary duty to the Company or an Affiliate, or has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his service on the Board of Directors of the Company or has disclosed trade secrets of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee, shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price.

Notwithstanding the foregoing, the Committee may, at its discretion, provide in an Option Document, either at the time of grant or at a later date by amendment thereto, (a) for an Option to be exercisable beyond the date it would otherwise terminate pursuant to the provisions of this Section 6(d) (provided, however, that no such continued period of exercisability may extend beyond the expiration date specified in the Option Document); (b) for the continued increase in exercisability of an Option beyond the termination of the Optionee’s service with the Company; and (c) such terms and conditions as its deems appropriate in order for any such continued and/or increased exercisability to be effective. If the Committee does not, however, include in an Option Document any such provisions concerning exercisability of an Option following the termination of service of an Optionee, the Option shall be exercisable during any period following the termination of service of an Optionee only to the extent such Option was exercisable immediately prior to the date such Optionee’s service was terminated.

(e)
Change of Control. In the event of a Change of Control (as defined below), the Committee may take whatever action with respect to the Options outstanding that it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, Options granted pursuant to the Plan shall become immediately exercisable in full immediately prior to a Change of Control. A “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events: (i) the consummation of a sale or other disposition of all or substantially all of the assets of the Company or (ii) the consummation of a merger or consolidation of the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation, or (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of at least fifteen percent (15%) of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(f)
Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him.

Notwithstanding the foregoing, the Committee may permit a Non-Qualified Stock Option to be transferred by the Optionee in a transaction qualifying as a “Family Transfer” (as hereinafter defined). For these purposes, a Family Transfer is a transfer of a Non-Qualified Stock Option to any person qualifying as a “family member,” as that term is defined in the General Instructions to Form S-8 as published by the Securities and Exchange Commission (“Form S-8”); provided, however, that no transfer shall be treated as a Family Transfer if the transfer would be treated as a transfer for value for purposes of Form S-8. Form S-8 defines “family member” as including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Non-Executive Director’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Non-Executive Director) control management of assets, and any other entity in which these persons (or the Non-Executive Director) own more than fifty percent of the voting interests.

(g)
Other Provisions. The Option Documents shall contain such other provisions, including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(h)
Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection 6(e).

(i)
Stock Appreciation Rights. The Committee may, pursuant to this Section 6, make grants of SARs to any person who is eligible under the terms of the Plan to receive a Non-Qualified Stock Option. Each SAR granted under the Plan shall convey to the recipient rights that are in all respects the economic equivalent of a Non-Qualified Stock Option granted under the terms of the Plan, and shall include in the grant document all of the material terms and conditions that would be included in a corresponding Option Document, including the number of shares of Common Stock deemed to be subject to the SAR, the Option Price (which cannot be less than the fair market value per share of the underlying shares of Common Stock determined as of the date the SAR is granted), the time or times at which the SAR may be exercised, and an expiration date. The economic benefit to the recipient of an SAR shall be equal to the value of the shares of Common Stock underlying the SAR as of the date the SAR is exercised, reduced by the deemed Option Price of the SAR applicable to the portion of the SAR being exercised. On exercise, the holder of the SAR shall be entitled to receive a payment of either cash or a distribution of shares of Common Stock, having a value equal to the value of the SAR (or portion being exercised) as described in the preceding sentence. Whether the recipient of an SAR is entitled to cash or to a distribution of shares of Common Stock upon exercise may be specified in the grant document.

7)
Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the “Act”)), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (a) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Option Shares may not have been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending (A) registration under federal or state securities laws (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer exercise of any Option granted hereunder until event A, B, C, or D has occurred.

8)
Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Grants may be awarded hereunder, along with any other limitations on Grants or other provisions set forth in the Plan as a stated number of shares of Common Stock, the number of shares covered by each outstanding Option or SAR and the Option Price per share shall be appropriately adjusted in the event of a stock dividend, stock split, merger, consolidation, spin-off, extraordinary distribution or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive.

9)	Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable, subject to shareholder approval to the extent required under applicable law.

10)
Continued Service. Any Grant pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreements express or implied, on the part of the Company to retain the recipient as a member of the Board of Directors.

11)
Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer shares or pay cash pursuant to the terms of a Grant, the Company shall have the right to (i) require the recipient or transferor to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of cash or any certificate or certificates for such shares or (ii) take whatever action it deems necessary to protect its interests. The Company’s obligation to make any delivery or transfer of cash or shares shall be conditioned on the recipient’s compliance, to the Company’s satisfaction, with any withholding requirement. The Committee may establish requirements and procedures with respect to the Company’s withholding of cash or shares to satisfy any federal, state and/or local withholding tax requirements which arise in connection with the transfer of shares or cash under a Grant, as the Committee deems appropriate.

12)
Terms and Conditions of Stock Awards. Stock Awards made pursuant to the Plan shall be evidenced by written award agreements (the “Award Agreements”) in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the provisions contained in the Plan and subject to such conditions and restrictions (including conditions which may result in a forfeiture) as the Committee may, from time to time, require; provided such conditions and restrictions are not inconsistent with the terms of the Plan. The Stock Award may provide for the lapse of restrictions on transfer and forfeiture conditions in installments. The Committee may, in its sole discretion, shorten or waive any condition or restriction with respect to all or any portion of any Stock Award. Notwithstanding the foregoing, all restrictions and conditions shall lapse or terminate with respect to shares of Common Stock subject to a Stock Award upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of the recipient of the Stock Award (the “Awardee”).

(a)	Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

(b)
Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Stock Award. If the Committee specifies a purchase price, the Awardee shall be required to make payment on or before the date specified in the Award Agreement. An Awardee shall pay for such shares of Common Stock (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

(c)
Transfer of Shares. In the case of a Stock Award which provides for a transfer of shares of Common Stock without any payment by the Awardee, the transfer shall take place on the date specified in the Award Agreement. In the case of a Stock Award which provides for a payment, the transfer shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing shares of Common Stock transferred pursuant to a Stock Award shall be issued in the sole name of the Awardee. Notwithstanding the foregoing, as a precondition to a transfer, the Company may require an acknowledgment by the Awardee as required with respect to Options under Section 7 and may further require that the Awardee satisfy any of the Company’s withholding obligations attributable to any federal, state or local law as a result of such transfer.

(d)
Forfeiture Conditions. The Committee may specify in an Award Agreement any conditions under which the Awardee shall be required to convey to the Company the shares of Common Stock covered by the Stock Award. Upon the occurrence of any such specified condition, the Awardee shall forthwith surrender and deliver to the Company the certificates evidencing such shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for shares of Common Stock transferred pursuant to a Stock Award be held in escrow by the Company’s Treasurer or an appropriate officer of the Company, together with an undated stock power executed by the Awardee, until such time as each and every condition that may result in a forfeiture has lapsed, and that the Awardee be required, as a condition of the transfer, to deliver to such escrow agent stock powers covering the transferred shares of Common Stock duly endorsed by the Awardee. Stock certificates evidencing shares of Common Stock subject to forfeiture shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with a Stock Award made under the Plan and that the shares of Common Stock may not be sold or otherwise transferred.

(e)
Lapse of Conditions. Upon termination or lapse of each and every forfeiture condition, the Company shall cause certificates without the legend referring to the Company’s repurchase right (but with any other legends that may be appropriate, including legends indicating the restrictions that have been established by the terms of the Stock Award) evidencing the shares of Common Stock covered by the Stock Award to be issued to the Awardee upon the Awardee’s surrender of the legended certificates held by him to the Company.

(f)
Rights as Stockholder. Upon payment of the purchase price, if any, for shares of Common Stock covered by a Stock Award and compliance with the acknowledgment requirement of Subsection 12(c), the Awardee shall have all of the rights of a stockholder with respect to the shares of Common Stock covered thereby, including the right to vote such shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

(g)
Lapse of Restrictions. Upon the expiration or termination of the restrictions applicable under the terms of a Stock Award, and the satisfaction of any other conditions set forth in an Award Agreement by the Committee as permitted under the Plan, the restrictions applicable to the shares of Common Stock granted pursuant to a Stock Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law or pursuant to any shareholders agreement then in effect, to the Awardee or the beneficiary or estate of the Awardee, as the case may be. The Company shall not, however, be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Awardee or the Awardee’s beneficiary or estate, as the case may be.

(h)
Section 83(b) Elections. An Awardee who files an election with the Internal Revenue Service to include the fair market value of any shares of Common Stock granted pursuant to a Stock Award in gross income while they are still subject to restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

(i)
Forfeiture for Breach of Duty to Company. Upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Awardee, that the Awardee has breached his or her fiduciary duty to the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service on the Board of Directors of the Company, or has disclosed trade secrets or confidential information of the Company or an Affiliate, Awardee shall automatically forfeit all shares of Common Stock granted pursuant to a Stock Award for which (i) the Company has not yet delivered the share certificates to the Awardee or (ii) any restrictions applicable to such shares have not lapsed. Notwithstanding anything herein to the contrary, the Company may withhold delivery of certificates for shares of Common Stock granted pursuant to a Stock Award pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

(j)
Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Stock Awards issued to an Awardee, subject to the Awardee’s consent if such amendment is not favorable to the Awardee, except that the consent of the Awardee shall not be required for any amendment made pursuant to Section 9 of the Plan.

(k)
Change of Control. In the event of a Change of Control (as defined in Section 6(e) above), the Committee may take whatever action with respect to Stock Awards that have been granted under the Plan that it deems necessary or desirable. In addition to the foregoing, the restrictions applicable to shares of Common Stock issued pursuant to Stock Awards under the Plan shall lapse immediately prior to a Change of Control.

(l)
Restricted Stock Units. In addition to grants of Stock Awards under this Section 12, the Committee may grant RSUs to any person eligible to receive a Stock Award under this Section 12 and the provisions of this Section 12 applicable to Stock Awards shall apply on a corresponding basis to any RSU grants. To the extent an applicable grant document provides that settlement of the recipient’s rights under an RSU is to be by means of a payment of cash or delivery of shares of the Common Stock at a time later than the date the recipient vests in such RSU, the time and manner of payment or delivery shall be specified in the grant document either as a date certain, or by reference to the recipient’s separation from service or a change in the ownership or effective control of the Company (as these terms are used for purposes of Code Section 409A) and shall include, to the extent required under Code Section 409A(a)(2)(B)(i), a delay in payment or delivery of six months where payment or delivery is by reason of the recipient’s separation from service.

13)
Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; any provision of the Plan which would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.

14)
Special Provisions Related to Code Section 409A. Notwithstanding anything herein to the contrary, no Grants shall be made that will be treated as creating a “nonqualified deferred compensation plan” as that term is defined for purposes of Section 409A of the Code unless such Grant complies with all applicable rules under Section 409A of the Code, or to the extent the Committee determines that such Grant will not cause the recipient to be subject to taxation by reason of the inclusion of the value of such Grant in the recipient’s gross income pursuant to Code Section 409A(a)(1). While it is not anticipated that any Grants made under the terms of the Plan as set forth herein would create “nonqualified deferred compensation,” this Section 14 is intended to prohibit modifications to outstanding Options or SARs that would cause the modified Option or SAR to be deemed to be a new Option or SAR with an Option Price below the fair market value of the Option Shares determined as of the date of such modification, unless arrangements are made so that the deemed date of “payment” for purposes of Code Section 409A can only be on a permitted distribution date pursuant to Code Section 409A. For purposes of applying this Section 14, the Committee shall look to applicable guidance regarding the provisions of Code Section 409A as released from time to time by the Internal Revenue Service or the Department of the Treasury, including, but not limited to, IRS Notices Treasury Regulations, and such other temporary or final regulations or guidance as may be issued regarding Code Section 409A from time to time.

15)	Effective Date. The Plan was effective upon approval by the Company’s stockholders on March 8, 2016.

Annex B
PROPOSED AMENDMENT TO TOLL BROTHERS, INC.
SECOND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

Set forth below are proposed changes to Article Five, Part IV of the Company’s Second Restated Certificate of Incorporation, as amended. Addition of new text is indicated by underlining and deletion of existing text is indicated by a strike-through.
ARTICLE FIVE
PART IV - REMOVAL OF DIRECTORS
Any Director may be removed from office ~~only for~~, with or without cause, ~~and~~ only by the affirmative vote of the holders of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

B-1

0

PROXY

TOLL BROTHERS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Toll Brothers, Inc. (the "Company"), revoking all previous proxies, hereby appoints ROBERT I. TOLL and DOUGLAS C. YEARLEY, JR., and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the Company, 250 Gibraltar Road, Horsham, Pennsylvania, on Tuesday, March 8, 2016, at 12:00 noon EST, and at any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated and as described below with respect to the matters specified on the reverse side.

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, returned and received by us prior to voting at the Meeting, will be voted in the manner directed herein by the undersigned. **If this proxy is properly executed, returned and received by us prior to voting at the Meeting without specific instructions, this proxy will be voted "FOR" all nominees under Proposal One, and "FOR" Proposals Two, Three, Four and Five.** This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

If you plan to attend the Meeting in person, please refer to the admission policy and procedures set forth in the proxy statement.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

TOLL BROTHERS, INC.

March 8, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Company's proxy materials are available online at: https://materials.proxyvote.com/889478

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21130303030000001000 0 030816

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES NAMED BELOW AND "FOR" PROPOSALS TWO, THREE, FOUR AND FIVE. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2015 ANNUAL REPORT OF TOLL BROTHERS, INC.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.